Exhibit 7.1

January 5, 2006

CANETIC RESOURCES TRUST

AMENDED AND RESTATED
TRUST INDENTURE

Burnet, Duckworth & Palmer LLP

i

6.5	Failure to Appoint Successor	19
6.6	Qualifications of Trustee	19
6.7	Continuing Obligations of the Trust	19
6.8	Vacancies	19
6.9	Successor and Additional Trustee	19
6.10	Validity of Acts	19

ARTICLE 7 CONCERNING THE TRUSTEE		20
7.1	Powers of the Trustee and the Administrator	20
7.2	Specific Powers and Authorities	20
7.3	Restrictions on the Trustee’s Powers	23
7.4	Banking	24
7.5	Standard of Care	25
7.6	Fees and Expenses	25
7.7	Limitations on Liability of Trustee	25
7.8	Indemnification of Trustee	26
7.9	Environmental Indemnity	26
7.10	Apparent Authority	27
7.11	Notice to Unitholders of Non-Eligibility for Deferred Income Plans	27
7.12	Declaration as to Beneficial Ownership	27
7.13	Conditions Precedent to Trustee’s Obligations to Act	27
7.14	Survival of Indemnities	28
7.15	Trustee May Have Other Interests	28
7.16	Documents Held by Trustee	29
7.17	Payments to Unitholders	29

ARTICLE 8 DELEGATION OF POWERS		29
8.1	General Delegation to the Administrator	29
8.2	Administration Agreement	30
8.3	Public Disclosure Documents	30
8.4	Acceptance of Delegation	30
8.5	Power of Attorney	30
8.6	Liability of Trustee	30
8.7	Compliance	31

ARTICLE 9 AMENDMENT		31
9.1	Amendment	31
9.2	Amendments Prior to Trust Reorganization	32

ARTICLE 10 MEETINGS OF UNITHOLDERS		32
10.1	Annual and Special Meetings of Unitholders	32
10.2	Notice of Meetings	32
10.3	Quorum	33
10.4	Voting Rights of Unitholders	33
10.5	Resolutions	33
10.6	Meaning of “Special Resolution”	34
10.7	Record Date for Voting	34
10.8	Binding Effect of Resolutions	34
10.9	Solicitation of Proxies	34
10.10	No Breach	35

ARTICLE 11 CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS		35
11.1	Nature of Trust Units	35
11.2	Certificates	35
11.3	Register of Unitholders	35

11.4	Transfer of Trust Units	36
11.5	Trust Units Held Jointly or in a Fiduciary Capacity	36
11.6	Performance of Trust	36
11.7	Lost Certificates	37
11.8	Death of a Unitholder	37
11.9	Unclaimed Interest or Distribution	37
11.10	Exchanges of Trust Certificates	37
11.11	Offer for Units	38

ARTICLE 12 TERMINATION		39
12.1	Termination Date	39
12.2	Termination by Special Resolution of Unitholders	40
12.3	Procedure Upon Termination	40
12.4	Powers of the Trustee upon Termination	40
12.5	Sale of Investments	40
12.6	Distribution of Proceeds	40
12.7	Further Notice to Unitholders	40
12.8	Responsibility of Trustee after Sale and Conversion	41

ARTICLE 13 SUPPLEMENTAL INDENTURES		41
13.1	Provision for Supplemental Indentures	41
13.2	Provision for Amended and Restated Indenture	41

ARTICLE 14 NOTICES TO UNITHOLDERS		41
14.1	Notices	41
14.2	Failure to Give Notice	42
14.3	Joint Holders	42
14.4	Service of Notice	42

ARTICLE 15 AUDITORS		42
15.1	Qualification of Auditors	42
15.2	Appointment of Auditors	42
15.3	Change of Auditors	42
15.4	Filling Vacancy	42
15.5	Reports of Auditors	43

ARTICLE 16 ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS		43
16.1	Records	43
16.2	Quarterly Reporting to Unitholders	43
16.3	Annual Reporting to Unitholders	43
16.4	Information Available to Unitholders	43
16.5	Taxes: Obligation of the Trustee	44
16.6	Income Tax: Designations	44
16.7	Income Tax: Deductions, Allowances and Credits	44
16.8	Fiscal Year	44

ARTICLE 17 MISCELLANEOUS		44
17.1	Continued Listing	44
17.2	Successors and Assigns	45
17.3	Counterparts	45
17.4	Severability	45
17.5	Day Not a Business Day	45
17.6	Time of the Essence	45
17.7	Governing Law	45
17.8	Notices to Trustee and the Corporation	45

17.9	Electronic Execution of Documents	46
17.10	Electronic Delivery of Documents	46
17.11	References to Agreements	46

ARTICLE 18 REDEMPTION OF TRUST UNITS		46
18.1	Right of Redemption	46
18.2	Exercise of Redemption Right	46
18.3	Calculation of Redemption Price Based on Market Price	47
18.4	Cash Payment of Market Redemption Price	47
18.5	Limitation Regarding Cash Payment of Market Redemption Price	47
18.6	Cancellation of Certificates for all Redeemed Trust Units	48
18.7	Withholdings by the Trustee	48

CANETIC RESOURCES TRUST

AMENDED AND RESTATED TRUST INDENTURE made effective the 5th day of January, 2006.

BETWEEN:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada, with offices in the City of Calgary, in the Province of Alberta in its capacity as trustee of Canetic Resources Trust (hereinafter called the “Trustee”)

OF THE FIRST PART

and

1198329 ALBERTA LTD., a body corporate incorporated under the laws of Alberta, with offices in the City of Calgary, in the Province of Alberta (hereinafter called the “Corporation”)

OF THE SECOND PART

and

JOHN A. BRUSSA, An individual resident in Calgary, Alberta (hereinafter called the “Settlor”)

OF THE THIRD PART

WHEREAS:

A.                                                                                   the Trustee, the Corporation and the Settlor are parties to a trust indenture dated November 16, 2005 (the “Original Trust Indenture”);

B.                                                                                     the Trustee, the Corporation and the Settlor wish to amend and restate the Original Indenture;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and the mutual and respective covenants and agreements contained herein, the Trustee declares and covenants and agrees with and in favour of the holders from time to time of the Trust Units and the Corporation as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Indenture, including the recitals, and in the Trust Certificates and schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a)                                  “ABCA” means the Business Corporations Act (Alberta) as amended from time to time, including the regulations promulgated thereunder;

(b)                                 “Acclaim” means Acclaim Energy Trust, a trust created under the laws of the Province of Alberta;

(c)                                  “Administration Agreement” means the agreement to be entered into between the Trustee and the Corporation pursuant to which the Corporation has agreed to provide certain administrative and advisory services in connection with the Trust;

(d)                                 “Administrator” means the Corporation at such time as it enters into the Administration Agreement with the Trustee or such other entity as may be appointed as administrator pursuant to the Administration Agreement;

(e)                                  “AEI” means Acclaim Energy Inc., a corporation incorporated under the ABCA;

(f)                                    “Affiliate” has the meaning set forth in the Securities Act (Alberta), as amended from time to time;

(g)                                 “ARC’’ means Alberta Royalty Credit within the meaning of the Alberta Corporate Tax Act;

(h)                                 “Associate” has the meaning set forth in the Securities Act (Alberta) as amended from time to time;

(i)                                     “Auditors” means Deloitte & Touche LLP, or such other firm of chartered accountants as may be appointed as auditor or auditors of the Trust by or in accordance with Article 15;

(j)                                     “Business Day” means a day other than a Saturday, Sunday or holiday in the City of Calgary in the Province of Alberta;

(k)                                  “Closing” means the completion of the Trust Reorganization;

(l)                                     “Corporation” means 1198329 Alberta Ltd., and any successors thereto including, without limitation, the corporation continuing upon the amalgamation of, inter alia, 1198329 Alberta Ltd., AEI and SEL pursuant to the Plan of Arrangement;

(m)                               “Counsel” means a law firm (which may be counsel to the Administrator) reasonably acceptable to the Trustee;

(n)                                 “Credit Agreement” means any agreement between a Lender and the Trust or any Affiliate of the Trust, or any similar agreement which supplements or replaces a Credit Agreement between the Trust or any Affiliate of the Trust and a Lender;

(o)                                 “Date of Closing” means the date on which the Closing occurs;

(p)                                 “Debt Service Charges’’ means all interest (including discount amounts on bankers’ acceptances and commercial paper), fees, yield maintenance amounts, bonuses, penalties, cash collateralization payments, termination payments and principal and other payments and other costs, expenses and disbursements relating to the borrowing of funds or relating to any hedging or swap or other derivative facilities, in any case by the Trust or any Affiliate of the Trust and including, without limitation, pursuant to any Credit Agreement and any of the foregoing where the Trust or any Affiliate of the Trust has provided a guarantee or agreed to indemnify, act as a surety or be jointly and/or jointly and severally liable with respect to the same;

(q)                                 “Distributable Cash of the Trust” has the meaning set forth in Section 5.1;

(r)                                    “Distribution Record Date” means the last day of each calendar month or such other date as may be determined from time to time by the board of directors of the Administrator, except that December 31 shall in all cases be a Distribution Record Date;

(s)                                  “Indemnified Parties” has the meaning set forth in Section 7.9;

(t)                                    “Issue Expenses” means all expenses of an Offering payable by the Trust including legal fees, accounting fees and printing expenses and all other fees and expenses that may be described, whether generally or specifically, in any Offering Document relating to the particular Offering, but excluding Underwriter’s Fees;

(u)                                 “Lender” means the person or persons (or any of its or their Affiliates) providing one or more credit or debt facilities, hedging or swap or other derivatives facilities or any other ancillary facilities to the Trust or any Affiliate of the Trust;

(v)                                 “Market Redemption Price” has the meaning set forth in Section 18.3;

(w)                               “Material Contracts” means this Trust Indenture, the Administration Agreement, any Credit Agreement, the NPI Agreements, any Royalty Agreement, each as amended or replaced from time to time, and any Underwriting Agreement and any loan agreement, credit agreement, royalty agreement, indenture or other agreement entered into by the Trust for the purpose of making any Subsequent Investment;

(x)                                   “Net Income” has the meaning set forth in Section 5.3;

(y)                                 “Net Realized Capital Gains” has the meaning set forth in Section 5.3;

(z)                                   “Non-Resident” means (i) a person who is a “non-resident” for purposes of the Tax Act, or (ii) a partnership that is not a Canadian partnership for purposes of the Tax Act;

(aa)                            “Notes” means the promissory notes of AEI, SEL and other Affiliates of Acclaim and StarPoint to be acquired by the Trust pursuant to the Plan of Arrangement;

(bb)                          “NPIs” means the net profits interests granted under the NPI Agreements;

(cc)                            “NPI Agreements” means the net profits interests or royalty agreements between Acclaim and Affiliates of Acclaim and between StarPoint and Affiliates of StarPoint to be acquired by the Trust pursuant to the Plan of Arrangement;

(dd)                          “Offering” means any issuance or offering of Trust Units or any rights, warrants, debentures, notes or other evidences of indebtedness or other securities to purchase, to convert into or exchange into Trust Units or any other securities on a public or private basis in Canada or elsewhere;

(ee)                            “Offering Documents” means any one or more of a prospectus, information memorandum, private placement memorandum and similar public or private offering document, or any understanding, commitment or agreement in respect of an Offering, and including the Information Circular of the Corporation to be prepared in connection with the Plan of Arrangement and the Trust Reorganization;

(ff)                                “Ordinary Resolution” means a resolution approved at a meeting of Unitholders by more than 50% of the votes cast in respect of the resolution by or on behalf of Unitholders (and including the holders of Special Voting Units, if any) present in person or represented by proxy at the meeting;

(gg)                          “Ordinary Trust Units” means the ordinary trust units of the Trust, created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(hh)                          “outstanding”, in relation to Trust Units, has the meaning attributed thereto in Section 1.2 hereof;

(ii)                                  “Payment Date” has the meaning set forth in Section 5.8;

(jj)                                  “Permitted Investments’’ means:

(i)                                     loan advances to any Affiliate of the Trust including the Corporation;

(ii)                                  interest bearing accounts maintained at certain financial institutions, including Canadian chartered banks and held by the Trustee and any Affiliate of the Trustee;

(iii)                               obligations issued or guaranteed by the Government of Canada or any province of Canada or any agency or instrumentality thereof;

(iv)                              term deposits, guaranteed investment certificates of deposit or bankers’ acceptances of or guaranteed or accepted by any Canadian chartered bank or other financial institution (including the Trustee and any Affiliate of the Trustee), the short term debt or deposits of which have been rated at least A by Standard & Poor’s Corporation or the equivalent by Moody’s Investors Service, Inc. or Dominion Bond Rating Service Limited; and

(v)                                 commercial paper rated at least A by Standard & Poor’s Corporation or the equivalent by Moody’s Investor Services, Inc. or Dominion Bond Rating Service Limited;

provided that any investment of the type referred to in Section 4.3 shall not be a Permitted Investment;

(kk)                            “person” means an individual, partnership, body corporate, association or trust (or trustee thereof);

(ll)                                  “Plan of Arrangement” means the plan of arrangement setting forth the terms and conditions on which the AEI, SEL, Acclaim, StarPoint and the Trust propose to complete an arrangement under section 193 of the ABCA in order to effect the Trust Reorganization;

(mm)                      “Pro Rata Share” of any particular amount in respect of a Unitholder at any time shall be the amount obtained by dividing the number of Trust Units that are owned by that Unitholder at that time by the total number of all Trust Units that are issued and outstanding at that time;

(nn)                          “Properties’’ means the working, Royalty or other interests of the Trust or any Affiliate of the Trust from time to time in any petroleum and natural gas rights, tangibles and miscellaneous interests, including the properties in which the Corporation or other Affiliates of the Trust have an interest as at the date hereof, and properties which may be acquired by any Affiliates of the Trust at a future date including pursuant to the Trust Reorganization;

(oo)                          “Redemption Gains” has the meaning set forth in Section 5.3;

(pp)                          “Redemption Income” has the meaning set forth in Section 5.3;

(qq)                          “Redemption Notes” means promissory notes issued in series, or otherwise, by the Corporation pursuant to a note indenture and issued to redeeming Unitholders in principal amounts equal to the Market Redemption Price of the Trust Units to be redeemed in consideration of a cash payment or by reducing any indebtedness of the Corporation to the Trust and having substantially the following terms and conditions:

(i)                                     unsecured and bearing interest from and including the issue date of each such note at a market rate determined at the time of issuance by the board of directors of the Corporation having regard to then prevailing rates on debt instruments having equivalent terms and conditions and payable monthly in arrears (with interest after as well as before maturity, default and judgment, and interest on overdue interest at such rate);

(ii)                                  subordinated and postponed to all senior indebtedness for borrowed money (including indebtedness under Credit Agreements and under hedging or swap or other derivative facilities) of the Corporation, including pursuant to any guarantee, indemnity or joint and several liability of the Corporation for any such borrowed money of the Trust or any Affiliate thereof and which may be subject to specific subordination and postponement agreements to be entered into by the Trustee with holders of any such senior indebtedness;

(iii)                               having a maturity date on or prior to the third anniversary of the date of issuance unless prepaid prior to that time; and

(iv)                              subject to such other standard terms and conditions as would be included in a note indenture for promissory notes of this kind, including, without limitation, standstills on enforcement in the event of a default under senior indebtedness for borrowed money referred to in (ii) above, as may be approved by the Corporation;

(rr)                                “Royalty” means a right of the Trust or any Affiliate of the Trust to receive a petroleum and natural gas royalty and whether called a royalty, net profits interest or otherwise;

(ss)                            “Royalty Agreement” means any agreement granting a Royalty entered into with the Trust;

(tt)                                “SEL” means StarPoint Energy Ltd., a corporation amalgamated under the ABCA;

(uu)                          “Settled Amount” means the amount of ten thousand dollars ($10,000) in lawful money of Canada paid by the Settlor to the Trustee for the purpose of settling the Trust;

(vv)                          “Settlor” means John A. Brussa;

(ww)                      “Shares” means the issued and outstanding common shares of the Corporation as of the Date of Closing and also means shares of any class issued by the Corporation thereafter;

(xx)                              “Special Resolution” has the meaning attributed thereto in Section 10.6;

(yy)                          “Special Trust Units” means the special trust units of the Trust, created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(zz)                              “Special Voting Unit” has the meaning ascribed thereto in Section 3.9;

(aaa)                      “StarPoint” means StarPoint Energy Trust, a trust created under the laws of the Province of Alberta;

(bbb)                   “Subsequent Investment” means any of the investments which the Trust may make pursuant to Subsections 4.1(b)-4.1(f);

(ccc)                      “Tax Act” has the meaning ascribed thereto in Section 1.3;

(ddd)                   “Transfer Agent” means Computershare Investor Services Inc., its successors or assigns, in its capacity as transfer agent and registrar for the Trust Units, or such other company as may from time to time be appointed by the Trustee to act as transfer agent and registrar for the Trust Units together, in either such case, with any subtransfer agent duly appointed by the Transfer Agent;

(eee)                      “Trust” means Canetic Resources Trust and refers to the trust relationship between the Trustee and the Unitholders with respect to the Trust Fund, upon the terms and conditions set out herein from time to time and, if the context requires, may also refer to the Trust Fund;

(fff)                            “Trust Certificate” or “Trust Unit Certificate” means a certificate, in the form approved by the Administrator, evidencing one or more Trust Units, issued and certified in accordance with the provisions hereof;

(ggg)                   “Trust Expenses” means all expenses incurred by the Trustee, the Corporation, or any third party, in each case for the account of the Trust, in connection with this Indenture, the establishment and ongoing management of the Trust and the ongoing administration of the Trust Units, including without limitation those amounts payable to the Trustee under Sections 7.6, 7.8 and 7.9 and all amounts payable to the Corporation pursuant to the Administration Agreement;

(hhh)                   “Trust Fund”, at any time, shall mean such of the following monies, properties and assets that are at such time held by the Trustee on behalf of the Trust for the purposes of the Trust under this Indenture:

(i)                                     the Settled Amount;

(ii)                                  shares in the capital of the Corporation;

(iii)                               Notes acquired pursuant to the Plan of Arrangement;

(iv)                              all funds realized from an Offering;

(v)                                 any Permitted Investments in which funds may from time to time be invested;

(vi)                              all rights in respect of and income generated under the NPI Agreements or any Royalty Agreement;

(vii)                           any Subsequent Investment;

(viii)                        any proceeds of disposition of any of the foregoing property including, without limitation, any Royalty; and

(ix)                                all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of disposition;

(iii)                               “Trust Reorganization” means the series of transactions resulting in the Trust owning certain of the assets of Acclaim (including all of the issued and outstanding securities of the Corporation) and StarPoint, the particulars of which are set forth in the joint information circular of Acclaim and StarPoint prepared with respect to the Plan of Arrangement;

(jjj)                               “Trust Unit” means a trust unit of the Trust created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof, including the Ordinary Trust Units and the Special Trust Units provided that the term “Trust Unit” shall not include the Special Voting Units except as specifically provided herein;

(kkk)                      “Trustee” means Computershare Trust Company of Canada, or its permitted successor or successors for the time being as trustee hereunder;

(lll)                               “Underwriting Agreement” means any underwriting, agency or similar agreement entered into by the Trustee and investment dealers, and such other persons, including the Corporation, as may be a party thereto relating to an Offering;

(mmm)             “Underwriter’s Fees” means any underwriting, agency or similar fees payable pursuant to any Underwriting Agreement;

(nnn)                   “Unitholders” means the holders from time to time of one or more Trust Units, provided that the term “Unitholder” shall not include the holders of the Special Voting Units except as specifically provided herein; and

(ooo)                   “year” means initially, the period commencing on the date hereof and ending on December 31, 2005, and thereafter means a calendar year.

1.2                                                                               Meaning of “Outstanding”

Every Trust Unit created, issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, provided that when a new Trust Certificate has been issued in substitution for a Trust Certificate which has been lost, stolen or destroyed, only one of such Trust Certificates shall be counted for the purpose of determining the number of Trust Units outstanding.

1.3                                                                               Income Tax Act

In this Indenture, any reference to the Tax Act shall refer to the Income Tax Act, Revised Statutes of Canada 1985, Chapter 1 (5th Supplement) and the Income Tax Regulations as amended from time to time applicable with respect thereto.  Any reference herein to a particular provision of the Tax Act shall include a reference to that provision as it may be renumbered or amended from time to time.  Where there are proposals for amendments to the Tax Act that have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustee may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force.

1.4                                                                               Headings

The division of this Indenture into articles and sections, subsections, clauses, subclauses and paragraphs and the provision of headings is for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5                                                                               Construction of Terms

Words importing the singular number only shall include the plural, and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.  References in this Indenture to “this Amended and Restated Trust Indenture”. “this Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions shall be deemed to refer to this instrument and not to any particular Article, Section or portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.  References to “including” and “includes” hereunder and similar expressions means “including, without limitation” and “includes, without limitation” respectively.

1.6                                                                               References to Acts Performed by the Trust

Any reference in this Indenture to an act to be performed by the Trust shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust or, to the extent applicable, by the Corporation on behalf of the Trust and where reference is made in this Indenture to actions, rights or obligations of the Trust or the Trustee, such reference shall be construed and applied for all purposes to refer to actions, rights or obligations of the Trustee in its capacity as Trustee of the Trust, and not in its other capacities, unless the context otherwise requires.

ARTICLE 2
DECLARATION OF TRUST

2.1                                                                               Settlement of Trust

The Settlor has paid the Settled Amount to the Trustee and the Trustee has accepted the Settled Amount for the purpose of creating and settling the Trust and the Settlor has been issued one thousand (1,000) initial Trust Units in the Trust.

2.2                                                                               Declaration of Trust

The Trustee hereby agrees to act as Trustee and declares and agrees to hold the Trust Fund in trust for the use and benefit of the Unitholders, their permitted assigns and personal representatives upon the trusts and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Trust hereunder.

2.3                                                                               Name

The Trust shall be known and designated as “Canetic Resources Trust” and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name.  If the Trustee determines that the use of the name “Canetic Resources Trust” is not practicable, legal or convenient, it may use such other designation or it may adopt such other name for the Trust as it deems appropriate and the Trust may hold property and conduct its activities under such other designation or name.

2.4                                                                               Nature of the Trust

The Trust is an open-end unincorporated investment trust, established for the purposes specified in Section 4.1 hereof.  The Trust is not and is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustee or the Unitholders or any of them or any person be, or be deemed to be, treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers.  The Trustee shall not be, or be deemed to be, an agent of the Unitholders.  The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Indenture.

2.5                                                                               Legal Entitlements and Restrictions on Unitholders

(a)                                  The rights of each Unitholder in its capacity as a Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustee are limited to those contained herein.

(b)                                 Subject to the terms and conditions of this Indenture, no Unitholder or Unitholders shall be entitled to interfere or give any direction to the Trustee or the Administrator with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee or the Administrator under this Indenture or the Material Contracts.

(c)                                  The legal ownership of the assets of the Trust and the right to conduct the affairs of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee and the Unitholders shall have no interest therein and they shall have no right to compel or call for any partition, division, dividend or distribution of the Trust Fund or any of the assets of the Trust.  The Trust Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Indenture.  No Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6                                                                               Liability of Unitholders

No Unitholder, in its capacity as such, shall incur or be subject to any liability in contract or in tort or of any other kind whatsoever to any person in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to this Indenture or with respect to any act or omission of the Trustee or any other person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other person hereunder or with respect to any transaction entered into by the Trustee or by any other person pursuant to this Indenture.  No Unitholder shall be liable to indemnify the Trustee or any such other person with respect to any such liability or liabilities incurred by the Trustee or by any such other person or persons or with respect to any taxes payable by the Trust or by the Trustee or by any other person on behalf of or in connection with the Trust.  Notwithstanding the foregoing, to the extent that any Unitholders are found by a court of competent jurisdiction to be subject to any such liability, such liability shall be enforceable only against, and shall be satisfied only out of, the

Trust Fund and the Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless any Unitholder against any costs, damages, liabilities, expenses, charges or losses suffered by any Unitholder from or arising as a result of such Unitholder not having any such limited liability.

2.7                                                                               Contracts of the Trust

In respect of any obligations or liabilities being incurred by the Trust, the Trustee or the Administrator on behalf of the Trust, the Trustee, the Administrator and the Trust shall make all reasonable efforts to ensure that every contract entered into by or on behalf of the Trust, whether by the Trustee, the Administrator, or otherwise, shall (except as the Trustee or the Administrator may otherwise expressly agree in writing with respect to their own personal liability) include a provision substantially to the following effect:

The parties hereto acknowledge that the [Trustee] [Administrator] is entering into this agreement solely [in its capacity as Trustee] [on behalf] of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the [Trustee] [Administrator] or any of the Unitholders of the Trust and that any recourse against the Trust or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the trust indenture dated as of January 5, 2006, as amended from time to time.

The omission of such a provision from any such written instrument shall not operate to impose personal liability on the Trustee, the Corporation or any Unitholder.  If, notwithstanding this provision, the Trustee, the Corporation or any Unitholder shall be held liable to any person by reason of the omission of such statement from any such agreement, undertaking or obligation, the Trustee, the Corporation or Unitholder shall be entitled to indemnification and reimbursement out of the Trust Fund to the full extent of such liability.

2.8                                                                               Head Office of Trust

The head office of the Trust hereby created shall be located at Suite 1900, 255 — 5th Avenue S.W. Calgary, Alberta, T2P 3G6 or at such other place or places in Canada as the Trustee may from time to time designate in writing.

ARTICLE 3
ISSUE AND SALE OF TRUST UNITS

3.1                                                                               Nature and Ranking of Trust Units

(a)                                  The beneficial interests in the Trust shall be divided into two classes of trust units, described and designated as Ordinary Trust Units and Special Trust Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein; and the interest of each Unitholder shall be determined by the number of Ordinary Trust Units or Special Trust Units registered in the name of the Unitholder.

(b)                                 Each Ordinary Trust Unit shall entitle the holder or holders thereof to one vote at any meeting of the Unitholders and each Special Trust Unit shall entitle the holder or holders thereof to one-half of one vote at any meeting of the Unitholders.

(c)                                  The 1,000 Trust Units of the Trust originally issued on settlement of the original Trust Indenture to the Settlor, are and shall be deemed to be 1,000 Ordinary Trust Units.

3.2                                                                               Authorized Number of Trust Units

The aggregate number of Ordinary Trust Units, Special Trust Units and Special Voting Units that are authorized and may be issued hereunder is unlimited.

3.3                                                                               No Fractional Trust Units

Fractions of Trust Units shall not be issued, except pursuant to distributions of additional Trust Units to all Unitholders pursuant to Section 5.9.

3.4                                                                               Offerings of Trust Units and Indebtedness

(a)                                  Trust Units, including rights, warrants, special warrants, subscription receipts or other securities to purchase, to convert into or exchange into Trust Units, may be created, issued, sold and delivered pursuant to Offering Documents or otherwise, as the case may be, on terms and conditions and at such time or times as the board of directors of the Corporation may determine.

(b)                                 The board of directors of the Corporation may authorize the creation and issuance of debentures, notes and other evidences of indebtedness of the Trust (including rights, warrants, subscription warrants, subscription receipts or other securities to purchase, or convert into or exchange into, debentures, notes or other evidences of indebtedness) which debentures, notes or other evidences of indebtedness may be convertible or exchangeable into Trust Units and which may be created and issued from time to time on such terms and conditions, to such persons and for such consideration and at such time or times as the Corporation may determine.

3.5                                                                               Trust Units Fully Paid and Non-Assessable

Trust Units shall be issued only when fully paid in money or property or past service, provided that property may include indebtedness, a promissory note or other promise to pay given by the allottee.  The Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units; provided however that the Trust Units to be issued under an Offering may be issued for consideration payable in instalments and that the Trust may take security over such Trust Units to be issued under such an Offering as security for the payment of unpaid instalments.

3.6                                                                               No Conversion, Retraction, Redemption or Pre-Emptive Rights

No person shall be entitled, as a matter of right, to subscribe for or purchase any Trust Unit.  Except as set forth in Article 18, there are no conversion, retraction, redemption or pre-emptive rights attaching to the Trust Units.

3.7                                                                               Consolidation of Trust Units

Immediately after any pro rata distribution of additional Trust Units to all Unitholders pursuant to Section 5.5 or Section 5.9, the number of outstanding Trust Units will be consolidated such that each Unitholder will hold after the consolidation the same number of Trust Units as the Unitholder held before the distribution of additional Trust Units.  In such case, each Trust Unit Certificate representing a number of Trust Units prior to the distribution of additional Trust Units is deemed to represent the same number of Trust Units after the distribution of additional Trust Units and the consolidation.  Notwithstanding the foregoing, where tax is required to be withheld in respect of a Unitholder’s share of the distribution: (i) the consolidation of the Trust Units held by such Unitholder will result in such Unitholder holding that number of Trust Units equal to the number of Trust Units held by such Unitholder prior to the distribution minus the number of Trust Units withheld on account of withholding taxes payable by the Unitholder in respect of the distribution; and (ii) the consolidation shall not apply to any Trust Units so withheld.  Any Trust Units so withheld shall either be delivered to the appropriate taxation authority or sold, in which case the net proceeds shall be remitted to the appropriate taxation authority.  Such Unitholder will be required to surrender the Trust Unit Certificates, if any, representing such Unitholder’s original Trust Units, in exchange for a

Trust Unit Certificate representing such Unitholder’s post-consolidation Trust Units.  Such consolidation shall not constitute a redemption or cancellation of the Trust Units so consolidated and a Unitholder whose Trust Units are consolidated shall not receive, and shall not be entitled to receive, any proceeds of disposition in respect thereof.

3.8                                                                               Non-Resident Unitholders

It is in the best interest of Unitholders that the Trust always qualify as a “mutual fund trust” under the Tax Act. Accordingly, in order to ensure the maintenance of such status:

(a)                                  The Administrator shall:

(i)                                     prior to the completion of any transaction involving the acquisition by the Trust of any Subsequent Investment;

(ii)                                  prior to any material modification to the Trust Fund other than as contemplated by paragraph (i);

(iii)                               promptly following any proposed amendment to paragraph 132(7)(a) of the Tax Act or the publication of any administrative bulletin or other notice of interpretation relating to the interpretation or application of such section; or

(iv)                              otherwise at any time when requested by the Trustee,

obtain an opinion of Counsel confirming whether the Trust is, at the date thereof and following such transaction or event (which in the case of paragraph (iii) shall mean the coming into effect of the amendment or change of interpretation), entitled to rely on paragraph 132(7)(a) of the Tax Act (or any successor provision thereto) for purposes of qualifying as a “mutual fund trust” under the Tax Act.

(b)                                 If at any time the board of directors of the Administrator determines, in its sole discretion, or becomes aware, pursuant to Section 3.9(a) or otherwise, that the Trust’s ability to continue to rely on paragraph 132(7)(a) of the Tax Act (or any successor provision thereto) for purposes of qualifying as a “mutual fund trust” thereunder is in jeopardy, then forthwith after such determination:

(i)                                     it shall be the sole responsibility of the Administrator to monitor the holdings by Non-Residents; and

(ii)                                  the Administrator shall take such steps as are necessary or desirable to ensure that the Trust is not maintained primarily for the benefit of Non-Residents or that the Trust is otherwise able to continue to qualify as a “mutual fund trust” for purposes of the Tax Act.

(c)                                  The Administrator may, at any time and from time to time, in its sole discretion, request that the Trustee make reasonable efforts, as practicable in the circumstances, to obtain declarations as to beneficial ownership under Section 7.12, perform residency searches of Unitholder and beneficial Unitholder mailing address lists and take such other steps specified by the Administrator, at the cost of the Trust, to determine or estimate as best as possible the residence of the beneficial owners of Trust Units.

(d)                                 If at any time the board of directors of the Administrator, in its sole discretion, determines that it is in the best interest of the Trust, the Administrator, notwithstanding the ability of the Trust to continue to rely on paragraph 132(7)(a) of the Tax Act for the purpose of qualifying as a “mutual fund trust” under the Tax Act, may:

(i)                                     require the Trustee to refuse to accept a subscription for Trust Units from, or issue or register a transfer of Trust Units to, a person unless the person provides a declaration to the Administrator pursuant to Section 7.12 that the Trust Units to be issued or transferred to such person will not when issued or transferred be beneficially owned by a Non-Resident;

(ii)                                  to the extent practicable in the circumstances, send a notice to registered holders of Trust Units that are beneficially owned by Non-Residents, chosen in inverse order to the order of acquisition or registration of such Trust Units or in such other manner as the Administrator may consider equitable and practicable, requiring them to sell their Trust Units that are beneficially owned by Non-Residents or a specified portion thereof within a specified period of not less than 60 days. If the Unitholders receiving such notice have not sold the specified number of such Trust Units or provided the Administrator with satisfactory evidence that such Trust Units are not beneficially owned by Non-Residents within such period, the Administrator may, on behalf of such registered Unitholder, sell such Trust Units and, in the interim, suspend the voting and distribution rights attached to such Trust Units and make any distribution in respect of such Trust Units by depositing such amount in a separate bank account in a Canadian chartered bank (net of any applicable taxes). Any sale may be made on any stock exchange on which the Trust Units are then listed and, upon such sale, the affected holders shall cease to be holders of Trust Units so disposed of and their rights shall be limited to receiving the net proceeds of sale, and any distribution in respect thereof deposited as aforesaid, net of applicable taxes and costs of sale, upon surrender of the Certificates representing such Trust Units;

(iii)                               de-list the Trust Units from any non-Canadian stock exchange; and

(iv)                              take such other actions as the board of directors of the Administrator determines, in its sole discretion, are appropriate in the circumstances that will reduce or limit the number of Trust Units held by Non-Resident Unitholders to ensure that the Trust is not maintained primarily for the benefit of Non-Residents.

(e)                                  None of the Trust, the Trustee, the Administrator or the Corporation shall have any liability for amounts received pursuant to sales of Trust Units made pursuant to Section 3.9(d)(ii). Except as specifically set out herein, none of the Trust, the Trustee, the Administrator or the Corporation shall be bound to do or take any proceeding or action with respect to this Section 3.9 by virtue of the powers conferred on it under this Trust Indenture. None of the Trust, the Trustee, the Administrator or the Corporation shall be deemed to have notice of any violation of this Section 3.9 unless and until it has been given written notice of such violation and shall be required to act only as required by this Trust Indenture and upon an indemnity satisfactory to such party being provided by the Trust. None of the Trust, the Trustee, the Administrator or the Corporation shall be required to actively monitor the Non-Resident holdings of the Trust. It is acknowledged that none of the Trust, the Trustee, the Administrator or the Corporation can monitor the Non-Resident holders of the Trust Units given that many of the Trust Units are registered in the name of depositories and other non-beneficial holders. Each of the Trustee, the Administrator and the Corporation are entitled to rely on CDS Participant lists, ADP geographic breakdowns and other information received by them from the Transfer Agent in assessing the Non-Resident ownership of the Trust notwithstanding that such information may be incomplete or out-of-date.

None of the Trust, the Trustee, the Administrator or the Corporation shall be liable for any violation of the Non-Resident ownership restriction in this Section 3.9 that may occur during the term of the Trust.

(f)                                    Notwithstanding any other provision of this Trust Indenture, Non-Resident Unitholders, whether registered holders or beneficial holders of Trust Units, shall not be entitled to vote in respect of any Special Resolutions to amend this Section 3.9.

3.9                                                                               Special Voting Units

In addition to the Trust Units, there may be issued Special Voting Units entitling the holders thereof to attend meetings of Unitholders and to such number of votes at meetings of Unitholders as may be prescribed by the board of directors of the Administrator in the resolution authorizing the issuance of any such Special Voting Units.  Except for the right to attend and vote at meetings of the Unitholders, the Special Voting Units shall not confer upon the holders thereof any other rights; and for greater certainty, the holders of Special

Voting Units shall not be entitled to any distributions of any nature whatsoever from the Trust or have any beneficial interest in any assets of the Trust on termination of the Trust.

3.10                                                                        Purchase for Cancellation

The Trust may from time to time purchase for cancellation some or all of the Trust Units (or other securities of the Trust which may be issued and outstanding from time to time) in the market or upon any recognized stock exchange on which such Trust Units are traded or pursuant to tenders received by the Trust upon request for tenders addressed to all holders of record of Trust Units.

3.11                                                                        Re-Purchase of Initial Trust Units by Trust

Immediately after the Closing, the Trust will repurchase the initial Trust Units from the Settlor, and the Settlor shall sell the initial Trust Units to the Trust for an aggregate purchase price of $10,000 and, upon the completion of such purchase and sale, the initial Trust Units shall be cancelled and shall no longer be outstanding for any of the purposes of this Indenture.

ARTICLE 4
INVESTMENTS OF TRUST FUND

4.1                                                                               Purpose of the Trust

The Trust is hereby created for the following purposes:

(a)                                  participating in the Plan of Arrangement and the Trust Reorganization;

(b)                                 acquiring or investing in securities of the Corporation, or any other Affiliate or subsidiary of the Trust and acquiring (directly or indirectly) the Shares, the Notes, and the NPIs and other securities pursuant to the Trust Reorganization, which investments shall be for the purpose of funding the acquisition, development, exploitation, processing, upgrading, refining, marketing and disposition of all types of petroleum and natural gas and energy related assets, including without limitation, facilities of any kind, oil sands interests, electricity or power generating assets and pipeline, gathering, processing and transportation assets (hereinafter referred to as “Energy Assets”) and whether effected by the Corporation or any other Affiliate or subsidiary of the Trust or the Administrator through an acquisition of or investment in assets or an acquisition of or investment in shares or other form of ownership interest in any entity the substantial majority of the assets of which are comprised of like assets;

(c)                                  acquiring or investing in the securities (including, without limitation, any shares, partnership interests, trust units, bonds, debentures or other evidences or other evidence of indebtedness or any option, warrant, or other right to acquire any of the foregoing or any other security) of any other entity, including without limitation bodies corporate, partnerships or trusts, and borrowing funds or otherwise obtaining credit and entering into hedging or swap agreements or other derivative transactions, including granting guarantees, with respect to the obligations, indebtedness and liabilities of any Affiliate of the Trust or any other person for the purpose of, directly or indirectly, acquiring, developing, exploiting and disposing of Energy Assets;

(d)                                 acquiring Royalties;

(e)                                  making loans or other advances to any Affiliate of the Trust or the Corporation;

(f)                                    acquiring or investing in Royalties and making any deferred royalty purchase payments which may be required with respect to such Royalties or the NPIs; provided however that in no event shall the Trust acquire or invest in any Royalties that constitute an interest in land or a covenant running with the properties with respect to which such Royalties relate;

(g)                                 disposing of any part of the Trust Fund, including, without limitation, any securities of any Affiliate of the Trust and any Royalties;

(h)                                 temporarily holding cash and investments for the purposes of paying the expenses and the liabilities of the Trust, making other investments as contemplated by Section 4.2 hereof, paying amounts payable by the Trust in connection with the redemption of any Trust Units, and making distributions to Unitholders;

(i)                                     paying costs, fees and expenses associated with the foregoing purposes or incidental thereto; and

(j)                                     engaging in all activities ancillary or incidental to any of those activities set forth in paragraphs 4.1(a) through 4.1(i), inclusive.

4.2                                                                               Permitted Investments

Any funds within the Trust Fund that are not required to be invested as provided in Section 4.1 shall be used by the Trust only to acquire Permitted Investments or as permitted by Section 7.2(f) or Section 7.2(t) or to pay expenses or liabilities.

4.3                                                                               Other Investment Restrictions

Notwithstanding anything contained in this Indenture, under no circumstances shall the Trustee acquire any investment that would result in the Trust not being considered either a “unit trust” or a “mutual fund trust” for purposes of the Tax Act.  The Trustee may consult with and receive direction from the Administrator with respect to any investment to ensure compliance with this provision and may, prior to any investment, request the Administrator obtain an opinion of Counsel confirming that the Trust will continue to maintain its status as a “unit trust” and a “mutual trust” for the purposes of the Tax Act.

ARTICLE 5
DISTRIBUTIONS

5.1                                                                               Determination of Distributable Cash of the Trust

In this Article 5, the “Distributable Cash of the Trust” for the period ending on a Distribution Record Date shall be the amount calculated, for the period commencing immediately following the preceding Distribution Record Date (or, for the first Distribution Record Date, the period commencing on the date hereof) and ending on such Distribution Record Date, on the following basis:

(a)                                  interest income on the Notes and any other interest income shall be included in Distributable Cash of the Trust on an accrual basis (to the extent that it is or will reasonably be expected to be received by the Payment Date) and shall accrue from day to day;

(b)                                 any amounts received or reasonably anticipated to be received before the Payment Date pursuant to any Royalties, the NPIs, any interest or other income from Permitted Investments, and ARC received by the Trust shall be included in Distributable Cash of the Trust;

(c)                                  any dividends, distributions or interest or principal repayments on securities of any Affiliate of the Trust shall be included in Distributable Cash of the Trust when received, or reasonably anticipated to be received before the Payment Date;

(d)                                 all other income received or reasonably anticipated to be received before the Payment Date by the Trust since the immediately preceding Distribution Record Date from investments of the Trust Fund shall be included in Distributable Cash of the Trust; and

(e)                                  all expenses and liabilities of the Trust which have been incurred or may reasonably be anticipated to be incurred and any other amounts required by law or hereunder to be deducted, withheld or paid with respect to the Trust (including taxes) shall be deducted in computing Distributable Cash of the Trust, including the following:

(i)                                     Debt Service Charges of the Trust;

(ii)                                  non-deductible Crown royalties that have been reimbursed by the Trust pursuant to any Royalty Agreement or the NPI Agreements;

(iii)                               the aggregate of all cash amounts paid in respect of the redemption of Trust Units during such period of time; and

(iv)                              any amount, in addition to those amounts set forth above, which the Administrator or the Trustee may reasonably consider to be necessary to provide for the payment of any liabilities which have been or will be incurred by the Trust, including any tax liability of the Trust.

Items of income or expense not provided for above or in Section 5.4 shall be included in such calculation on such basis as may be considered appropriate by the Trustee upon the recommendation of the Administrator.

5.2                                                                               Distributable Cash of the Trust to Become Payable

The Trustee may, upon the recommendation of the Administrator, on or before any Distribution Record Date, declare payable to the Unitholders on that Distribution Record Date all or any part of the Distributable Cash of the Trust for the period ending on that Distribution Record Date determined in accordance with Section 5.1.  The share of each Unitholder in the amount so payable shall be the Pro Rata Share of such Unitholder determined as at that Distribution Record Date; and subject to Section 5.8, such amount shall be payable on that Distribution Record Date.  Notwithstanding the foregoing, the amount of any Distributable Cash of the Trust that is determined by the Trustee to be required to be retained by the Trust in order to pay any tax liability of the Trust shall not be payable by the Trust to Unitholders.

5.3                                                                               Computation of Income and Net Realized Capital Gains

(a)                                  The income of the Trust (the “Net Income”) for any taxation year of the Trust shall be the income for such year computed in accordance with the provisions of the Tax Act, other than paragraphs 82(1)(b) and subsection 104(6) thereof, regarding the calculation of income for the purposes of determining the “taxable income” of the Trust; provided, however, that capital gains and capital losses shall be excluded from the computation of Net Income.

(b)                                 The net realized capital gains of the Trust (the “Net Realized Capital Gains”) for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the capital gains of the Trust realized in such year exceeds (i) the aggregate of the capital losses of the Trust realized in such year, and (ii) each amount determined by the Corporation in respect of any such net capital loss for a prior taxation year which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for such year.

(c)                                  Notwithstanding subsections 5.3(a) and (b), Net Income and Net Realized Capital Gains shall not include any income (“Redemption Income”) or capital gains (“Redemption Gains”), respectively, which are realized by the Trust, in accordance with the Tax Act, on a distribution of Trust property to a Unitholder pursuant to an in specie redemption of the Unitholder’s Trust Units under Section 18.5.

5.4                                                                               Net Realized Capital Gains to Become Payable

In addition to the distributions which are made payable to Unitholders pursuant to Section 5.2, the Trustee may, in its sole discretion, in respect of a distribution period, declare a distribution to be payable, to holders of Trust Units of record as at the close of business on the Distribution Record Date for such distribution period, out of Net Income, Net Realized Capital Gains, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Trustee may determine.

5.5                                                                               Net Income and Net Realized Capital Gains, Redemption Income and Redemption Gains for Income Tax Purposes to Become Payable

So as to ensure the allocation and distribution, to holders of Trust Units, of all of the Net Income, Net Realized Capital Gains and any other applicable amounts so that the Trust will not have any liability for tax under the Tax Act in any year, the amount, if any, by which the Net Income and Net Realized Capital Gains exceed the aggregate of:

(a)                                  such part of the taxable capital gains of the Trust for the calendar year required to be retained by the Trust to maximize its capital gains refund for such year, unless any administrator has given written notice to the Trustee that this clause is not to apply to the Trust for that year by the end of the year; and

(b)                                 any amount that became payable or was deemed to become payable by the Trustee during the calendar year to Unitholders on the Trust Units (other than amounts that became payable to Unitholders on the redemption of their Trust Units);

shall, without any further actions on the part of the Trustee, be payable to holders of Trust Units of record as of the close of business on the last Distribution Record Date in such year.  The share of each Unitholder in the amount so payable shall be the Pro Rata Share of such Unitholder determined as at the end of such year.

In addition to the distributions which are made payable to Unitholders otherwise hereunder, the Trust shall allocate any Redemption Income and Redemption Gains realized by the Trust in connection with the redemption of Trust Units of a particular Unitholder pursuant to Article 18, to that Unitholder, so that an amount equal to such Redemption Income and Redemption Gains shall be allocated to and shall be treated as an amount paid to the redeeming Unitholder.  In addition, one-half (or any other proportion that may be provided for from time to time under section 38 of the Tax Act) of such Redemption Gains shall be designated as taxable capital gains of that Unitholder under subsection 104(21) of the Tax Act, and any portion of the Redemption Income and Redemption Gains in respect of that Unitholder as may be income from a source in a country other than Canada, within the meaning of subsection 104(22) of the Tax Act, shall be designated as that Unitholder’s income from that source in accordance with that subsection.

Distributions or amounts payable to Unitholders pursuant to this Article 5 shall be deemed to be distributions of Net Income, Net Realized Capital Gains, Redemption Income and Redemption Gains, trust capital or other items in such amounts as the Trustee shall, in its discretion, determine.  For greater certainty, it is hereby declared that any distribution of Net Realized Capital Gains and Redemption Gains shall include the non-taxable portion of the capital gains of the Trust which are comprised in such distribution.

Any amounts payable pursuant to this Section 5.5 may, at the option of the Trustee, be paid through a distribution of additional Trust Units having a value equal to the amount payable.  For the purposes of this Section 5.5, the value of the additional Trust Units issued shall be determined using the closing trading price (or, if there was no trade, the average of the last bid and the last ask prices) of the Trust Units on December 31 (or, if December 31 is not a Business Day, on the last preceding Business Day) of the year of distribution on the principal stock exchange where the Trust Units are listed or, if not so listed, such other value as the Trustee shall determine.

5.6                                                                               Other Amounts

Any amounts not otherwise payable to Unitholders prior to the end of a particular fiscal year of the Trust pursuant to the provisions of Article 5 may be declared by the Trustee, upon the recommendation of the Corporation, to be payable to Unitholders in the same manner as provided for in Section 5.2.

5.7                                                                               Enforcement

Each Unitholder shall have the right to enforce payment of any amount payable to the Unitholder under this Article 5 (or a distribution of additional Trust Units under Section 5.9, if applicable) at the time the amount became payable. Absent a demand from a Unitholder to enforce payment, such amount shall be paid to Unitholders on the Payment Date specified in Section 5.8.

5.8                                                                               Payment of Amounts Payable

Amounts payable to Unitholders pursuant to Sections 5.2 and 5.4 may be paid by the Trust on any date (the “Payment Date”) specified by the Trustee as the applicable Distribution Record Date, or a day within 30 days after the applicable Distribution Record Date and in the same calendar year.

5.9                                                                               Distribution of Additional Trust Units

Where after the last Distribution Record Date and on or before the next Distribution Record Date an amount or amounts of cash has or have been or is or are being paid under Section 18.4 in respect of Trust Units tendered for redemption, the distribution payable to Unitholders on such next Distribution Record Date may include a distribution of additional Trust Units having a value equal to the aggregate of such amounts, in which case the amount of cash to be distributed on the distribution shall be reduced by the aggregate of such amounts.  In addition, if on any Distribution Record Date the Trust does not have cash in an amount sufficient to pay the full distribution to be made on such Distribution Record Date in cash, the distribution payable to Unitholders on such Distribution Record Date may, at the option of the Trustee, include a distribution of additional Trust Units having a value equal to the cash shortfall, in which case the amount of cash to be distributed on the distribution shall be reduced by the amount of such cash shortfall.  For the purposes of this Section 5.9, the value of the additional Trust Units to be issued shall be determined using the closing trading price (or if there was no trade, the average of the last bid and the last ask prices) of the Trust Units on the Distribution Record Date (or, if the Distribution Record Date is not a Business Day, on the last Business Day preceding the Distribution Record Date) on the principal stock exchange where the Trust Units are listed or, if not so listed, such other value as the Trustee shall determine.

5.10                                                                        Withholding Taxes

For greater certainty, in the event that withholding taxes are exigible on any distributions or redemption amounts distributed under this Indenture, the Trustee shall withhold the withholding taxes required and shall promptly remit such taxes to the appropriate taxing authority.  In the event that withholding taxes are exigible on any distributions or redemption amounts distributed under this Indenture and the Trustee is, or was, unable to withhold taxes from a particular distribution to a Unitholder or has not otherwise withheld taxes on past distributions to the Unitholder, the Trustee shall be permitted to withhold amounts from other distributions to such Unitholder to satisfy the Trustee’s withholding tax obligations.

5.11                                                                        Character of Distributions and Designations

In accordance with and to the extent permitted by Tax Act, the Trustee in each year shall make designations in respect of the amounts payable to Unitholders for such amounts that the Trustee considers to be reasonable in all of the circumstances, including, without limitation, designations relating to taxable dividends received by the Trust in the year on shares of taxable Canadian corporations, net capital gains realized by the Trust in the year and foreign source income of the Trust for the year, as well as elections under subsections 104(13.1) and/or (13.2) of the Tax Act that income be taxed to the Trust, rather than to the Unitholders.  Distributions payable to Unitholders pursuant to this Article 5 shall be deemed to be distributions of Net Income of the Trust, Net Realized Capital Gains, Redemption Income, Redemption Gains, trust capital or other items in such amounts as the Trustee shall, in its absolute discretion, determine.

ARTICLE 6
APPOINTMENT, RESIGNATION AND REMOVAL OF TRUSTEE

6.1                                                                               Trustee’s Term of Office

Subject to Sections 6.2 and 6.3, Computershare Trust Company of Canada is hereby appointed as Trustee hereunder for an initial term of office which shall expire upon the conclusion of the second annual meeting of Unitholders.  The Unitholders shall, at the second annual meeting of the Unitholders, reappoint, or appoint a successor to the Trustee, and thereafter, the Unitholders shall reappoint or appoint a successor to the Trustee at the annual meeting of Unitholders two years following the reappointment or appointment of the successor to the Trustee.  Any such reappointment or appointment shall be made either by an Ordinary Resolution at such meeting of Unitholders or shall be made in the manner set out in Section 6.4.  Notwithstanding the foregoing, if a Trustee is not reappointed at the meeting of Unitholders held immediately before the term of office of such Trustee expires and if no successor to such Trustee is appointed at that meeting, such Trustee shall continue to hold the office of Trustee under this Indenture until a successor has been appointed under Section 6.4.

6.2                                                                               Resignation of Trustee

The Trustee may resign from the office of trustee hereunder on giving not less than 60 days’ notice in writing to the Corporation; provided that no such resignation shall be effective until (i) the appointment of, and acceptance of such appointment by, a new Trustee in the place of the resigning Trustee has been made in the manner set out in Section 6.4, and (ii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.3                                                                               Removal of Trustee

The Trustee shall be removed by notice in writing delivered by the Administrator to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements in Section 6.6, or shall be declared bankrupt or insolvent, or shall enter into liquidation, whether compulsory or voluntary (and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction), or if the material assets of the Trustee shall otherwise become liable to seizure or confiscation by any public or governmental authority, or if the Trustee shall otherwise become incapable of performing, or shall fail in any material respect to perform its responsibilities under this Indenture (after receiving five Business Days notice of such failure to perform and an opportunity to cure such failure to perform during such notice period, and after taking account of any delegation of responsibilities and duties contemplated by this Indenture and the Administration Agreement) or as a result of a material increase in the fees charged by the Trustee.  No decision to remove a Trustee under this Section 6.3 shall become effective until (i) approved by a Special Resolution at a meeting of Unitholders duly called for that purpose, (ii) the appointment of, and acceptance of such appointment by, a new Trustee under Section 6.4 in the place of the Trustee to be removed, and (iii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.4                                                                               Appointment of Successor to Trustee

(a)                                  A successor Trustee to a Trustee which has been removed by a Special Resolution of Unitholders under Section 6.3, or which has given notice of resignation under Section 6.2, shall be appointed by an Ordinary Resolution at a meeting of Unitholders duly called for that purpose, provided the successor meets the requirements of Section 6.6.

(b)                                 Subject to Section 6.6, the Administrator may appoint a successor to any Trustee which has been removed by a Special Resolution of the Unitholders under Section 6.3, or which has not been reappointed under Section 6.1, and may appoint a successor to any Trustee if the Unitholders fail to do so at such meeting, which has given notice of resignation under Section 6.2.

No appointment of any successor Trustee shall be effective until such successor Trustee shall have complied with the provisions of Section 6.2(ii).

6.5                                                                               Failure to Appoint Successor

In the event that no successor Trustee to a Trustee who has delivered a notice of resignation in accordance with Section 6.2, or who has received notice of removal in accordance with Section 6.3, has accepted an appointment within 120 days after the receipt by the Administrator of the notice of resignation, or 60 days after the receipt by the Trustee of the notice of removal, the Trustee, the Administrator or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee.  The Trustee shall be reimbursed by the Trust for all reasonable costs and expenses of the Trustee relating to obtaining court approval of a successor.  The appointment of such successor by such court shall not require the approval of Unitholders.

6.6                                                                               Qualifications of Trustee

The Trustee and any successor to the Trustee or new Trustee appointed under this Article 6 shall be a corporation incorporated under the laws of Canada or of a province thereof and shall be a resident of Canada for the purposes of the Tax Act.  Such corporation must at all times when it is the Trustee be registered under the laws of the Province of Alberta to carry on the business of a trust company and must have undertaken in writing to discharge all of the obligations and responsibilities of the Trustee under this Indenture.

6.7                                                                               Continuing Obligations of the Trust

Upon the resignation or removal of the Trustee, or the Trustee otherwise ceasing to be the Trustee, it shall:

(a)                                  cease to have rights, privileges, powers and authorities of the Trustee hereunder;

(b)                                 execute and deliver such documents as the Corporation shall reasonably require for the conveyance of any of the Trust Fund held in the Trustee’s name; and

(c)                                  account to the Corporation, as the Corporation may require, for all property which the Trustee holds as Trustee.

Upon the Trustee ceasing to hold office as provided in this Article 6, the Trustee shall cease to be a party to this Indenture; provided however, that the Trustee shall continue to be entitled to payments of any amounts owing by the Trust to the Trustee which had accrued prior to the Trustee ceasing to hold office and provided further that the Trustee and each of its directors, officers, employees, shareholders and agents shall continue to be entitled to the benefit of any indemnity and limitation provisions contained in this Indenture.

6.8                                                                               Vacancies

No vacancy of the office of the Trustee shall operate to annul this Indenture or affect the continuity of the Trust.

6.9                                                                               Successor and Additional Trustee

The rights of the Trustee to control and exclusively administer the Trust and to have the title to the Trust Fund and all other rights of the Trustee at law shall vest automatically in any person who may hereafter become the Trustee upon its due appointment and qualification without any further act and it shall thereupon have all the rights, privileges, powers, obligations and immunities of the Trustee hereunder.  Such rights shall vest in the Trustee whether or not conveyancing or transfer documents have been executed and delivered pursuant to Section 6.7 or otherwise.

6.10                                                                        Validity of Acts

Any act of a Trustee is valid notwithstanding any irregularity in the appointment of the Trustee or a defect in the qualifications of the Trustee.

ARTICLE 7
CONCERNING THE TRUSTEE

7.1                                                                               Powers of the Trustee and the Administrator

(a)                                  Subject to the terms and conditions of this Indenture, the Trustee may exercise from time to time in respect of the Trust Fund any and all rights, powers and privileges that could be exercised by a beneficial owner that is a natural person except as specifically designated in Subsection (b) below.  The responsibilities of the Trustee hereunder are however limited to those specific powers granted to it (subject to delegations to the Administrator) and the Trustee has no obligations to Unitholders or to the Corporation beyond the obligations specifically set out herein.

(b)                                 In addition to and without limitation of the matters delegated to the Administrator pursuant to the Administration Agreement, the Administrator shall exercise from time to time any and all rights, powers, responsibilities and privileges of the Trustee in relation to all matters relating to:

(i)                                     the maximization of Unitholder value in the context of a response to an offer for Trust Units or for all or substantially all of the property and assets of the Trust or the Corporation or any Affiliate of the Corporation or the Trust (an “Offer”) including:  (A) the entering into of any Unitholder rights protection plan either prior to or during the course of any Offer; (B) any defensive action either prior to or during the course of any Offer; (C) the preparation of any “Directors’ Circular” in response to any Offer; (D) consideration on behalf of Unitholders and recommendations to Unitholders in response to any Offer; (E) any regulatory or court action in respect of any related matters; and (F) the carriage of all related and ancillary matters; and

(ii)                                  the Plan of Arrangement and the Trust Reorganization;

and the Administrator accepts all such rights, powers, responsibilities and privileges and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.  The Administrator may execute any agreements on behalf of the Trust as have been authorized within the scope of the exercise of any such rights, powers or privileges.

7.2                                                                               Specific Powers and Authorities

Subject only to the express limitations contained in this Indenture, and in addition to any powers and authorities conferred by this Indenture (including, without limitation, Section 7.1(a) hereof) or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by the Unitholders, shall have the following powers and authorities which may be exercised by it from time to time or delegated by it, as herein provided, in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper, provided that the exercise of such powers and authorities does not adversely affect the status of the Trust as a “unit trust” and a “mutual fund trust” for the purposes of the Tax Act:

(a)                                  to accept subscriptions for Trust Units received by the Trust and to issue Trust Units pursuant thereto;

(b)                                 to maintain books and records;

(c)                                  to provide timely reports to Unitholders in accordance with the provisions hereof;

(d)                                 to effect payment of distributions to Unitholders;

(e)                                  to apply for ARC;

(f)                                    to deposit funds of the Trust in interest-bearing accounts in banks, ATB Financial, trust companies or other financial institutions whose short term obligations constitute Permitted Investments, including those of the Trustee, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more officers, agents or representatives) as the Trustee may determine;

(g)                                 without limiting the provisions of paragraphs (h), (m), (p), (q), (r), (w) and (dd) of this Section 7.2, to, directly or indirectly, borrow money from or incur indebtedness to any person; to guarantee, indemnify, act as a surety or be jointly and/or jointly and severally liable with respect to payment or performance of any indebtedness, liabilities or obligation of any kind (including, without limitation, any debt for borrowed money or obligations resulting or arising from swap or hedging or other derivatives transactions) of any person; including, without limitation, any Affiliate of the Trust; to enter into any other obligations on behalf of the Trust; to enter into any subordination, postponement and/or standstill agreement on behalf of the Trust or any other person; to assign, charge, pledge, hypothecate, convey, transfer, mortgage, subordinate, and grant any security interest, mortgage or encumbrance over or with respect to all or any and all assets, property and undertaking of the Trust, including the Trust Fund; to subordinate and postpone  (which may include standstills) the interests of the Trust in the Trust Fund to any other person; and any agreement in connection with any of the foregoing entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms, against the Trust;

(h)                                 to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any part of the assets of the Trust, including, without limitation, the Trust Fund, to the same extent that a natural person might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and power of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power;

(i)                                     where reasonably required, to engage or employ any persons as agents, representatives, employees, administrators, consultants or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, engineers, appraisers, brokers or otherwise) in one or more capacities;

(j)                                     to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust’s affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof; provided that prior to taking any such action the Trustee may require from the Corporation a specific indemnity in relation thereto and funding with respect to the expenses or costs associated with such action.  The Trustee shall in any event be reimbursed by the Corporation for all costs and expenses incurred in respect of the matters provided for in this Subsection;

(k)                                  to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee or the Unitholders against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Unitholders;

(l)                                     to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee, or except as prohibited by law, by and/or in the name of the Trust, or any other person, on such terms, in such manner, with such powers in such person as the Trustee may determine and with or without disclosure that the Trust or the Trustee is interested therein, provided that should legal title to any of the assets of the Trust be held by and/or in the name of any person other than the Trustee or the Trust, the Trustee shall require such person to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

(m)                               to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted;

(n)                                 to pay out of the Trust Fund the Trust Expenses;

(o)                                 except as prohibited by law, to delegate any or all of the management and administrative powers and duties of the Trustee to the Administrator or to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as provided in this Indenture;

(p)                                 to guarantee, indemnify or act as a surety or agree to be jointly and/or jointly and severally liable with respect to the obligations, indebtedness or liabilities of any person, including without limitation, any Affiliate of the Trust and including pursuant to any debt for borrowed money or obligations, indebtedness or liabilities resulting or arising from swap or hedging or other derivatives transactions incurred by any such person or Affiliate of the Trust and pledging securities issued by any person or Affiliate as security therefor and each such guarantee, indemnity or other such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(q)                                 notwithstanding any limitations contained in this Indenture or any other contracts or obligations of the Trustee or the Trust and the introductory proviso to this Section 7.2, to enter into on behalf of the Trust and observe and perform its obligations and the obligations of the Trust under any agreements with any Lender, including, without limitation, compliance with any provisions thereof which may restrict the rights and/or powers of the Trustee hereunder or preclude the Trustee from acting in certain circumstances, including on resolutions of the Unitholders as might otherwise be provided for hereunder, and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(r)                                    to enter into a subordination or other agreement with any person, including any Lender or any Affiliate of the Trust, pursuant to which the Trust agrees to subordinate and/or postpone its right to receive principal, interest, dividends or income (or any other obligations, indebtedness or liabilities of any Affiliate to the Trust including, without limitation, under the NPI Agreements and/or the Royalty Agreements) to the right of any such person, Lender or Affiliate of the Trust to be paid obligations, indebtedness or liabilities owing to it by any Affiliate of the Trust, and which agreement may further provide, without limitation, that in the event of a default by the Trust or any such Affiliate to any such person or any Lender, including any such default in connection with any Credit Agreement, no such Affiliate will make any further payments in respect of such obligations, indebtedness or liabilities to the Trust or any other Affiliate of the Trust and the Trust will not make any further cash distributions to Unitholders or take any action to enforce or collect any such obligations, indebtedness or liabilities owed to it by any such Affiliate, and each such subordination or other agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(s)                                  to use reasonable efforts to ensure that the Trust complies at all times with the requirements of Subsections 108(2) and 132(6) of the Tax Act;

(t)                                    to advance any amount to any Affiliate of the Trust as a loan, including amounts which may be advanced to any Affiliate of the Trust to finance future acquisition, development, exploration and exploitation of Properties;

(u)                                 to enter into, perform, enforce and amend the Material Contracts and any other contracts of the Trust;

(v)                                 without limiting any of the provisions hereof, to pay out of the Trust Fund:

(i)                                     Underwriter’s Fees;

(ii)                                  the purchase price of any Royalties or the NPIs and amounts in respect of Permitted Investments and Subsequent Investments;

(iii)                               Issue Expenses; and

(iv)                              all expenses incurred in connection with the Plan of Arrangement and the Trust Reorganization;

all as contemplated by the Offering Documents, this Indenture, or the other Material Contracts;

(w)                               to charge, mortgage, hypothecate and/or pledge on behalf of the Trust all or any of the currently owned or subsequently acquired monies, properties and assets comprising the Trust Fund to secure the obligations, indebtedness or liabilities of the Trust or of any other person, including any Affiliate of the Trust, for which the Trust has provided a guarantee, indemnity, surety or agreed to be jointly and/or jointly and severally liable with respect to the obligations, indebtedness or liabilities of any such other person;

(x)                                   to convey Royalties or the NPIs in connection with any security to or realization by any Lender upon the Properties;

(y)                                 to form any subsidiary of the Trust for the purpose of making any Subsequent Investment and entering into or amending any unanimous shareholders agreement or other agreement on such terms as may be approved by the Administrator;

(z)                                   to provide indemnities for the directors and officers of any Affiliates of the Trust;

(aa)                            to hold the Notes;

(bb)                          to distribute Redemption Notes as provided in Article 18;

(cc)                            to vote Subsequent Investments held by the Trust which carry voting rights in such manner as may be approved by the Administrator;

(dd)                          without limit as to amount, cost, or conditions of reimbursement, to issue any type of debt securities or convertible debt securities and to borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes of the Trust or for other expenses incurred in connection with the Trust and for such purposes may draw, make, execute and issue promissory notes and other negotiable and non-negotiable instruments or securities and evidences of indebtedness, secure the payment of sums so borrowed or indebtedness incurred and mortgage, pledge, assign or grant a security interest in any money owing to the Trust or engage in any other means of financing the Trust;

(ee)                            notwithstanding any other specific provision of this Indenture, to issue Trust Units in settlement of the Trust and to do all things necessary or incidental to effect the Trust Reorganization, including without limitation, to execute and deliver any document, to issue Trust Units, to make any advances to any Affiliate of the Trust and to adopt any Trust Unit incentive or savings plan for service providers and the grant of any options or rights under any Trust Unit incentive or savings plan for service providers;

(ff)                                to establish and administer a distribution reinvestment plan pursuant to which Trust Units may be purchased in the market and/or issued by the Trust; and

(gg)                          to do all such other acts and things as are incidental to this Section 7.2, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Indenture.

7.3                                                                               Restrictions on the Trustee’s Powers

Notwithstanding anything contained in this Indenture:

(a)                                  the Trustee shall not vote or cause to be voted the Shares with respect to: the election of directors of the Corporation; or the appointment of auditors of the Corporation; or the approval of the financial statements of the Corporation (if required by applicable legislation); except in accordance with an Ordinary Resolution adopted at an annual or other meeting of Unitholders;

(b)                                 the Trustee shall not, after the Date of Closing, vote, or cause to be voted, the Shares or other securities of its Affiliates to authorize:

(i)                                     any sale, lease or other disposition of, or any interest in, all or substantially all of the assets of the Trust, taken as a whole, other than the granting of a mortgage or security interest in all or any part of the assets of the Trust, except in conjunction with an internal reorganization of the direct or indirect assets of any other Affiliate of the Trust as a result of which either the Trust or any Affiliate of the Trust has the same, or substantially similar, interest, whether direct or indirect, in the assets as the interest, whether direct or indirect, that it had prior to the reorganization;

(ii)                                  any statutory amalgamation or merger of any Affiliate of the Trust with any other entity, except in conjunction with an internal reorganization as referred to in paragraph (i) above and which includes without limitation the amalgamation of the Corporation, AEI and SEL;

(iii)                               any statutory arrangement involving any Affiliate of the Trust, except in conjunction with an internal reorganization as referred to in paragraph (i) above; or

(iv)                              any amendment to the articles of the Corporation to increase or decrease the minimum or maximum number of directors; or

(v)                                 any material amendment to the articles of the Corporation or any Affiliate of the Trust to change the authorized share capital or amend the rights, privileges, restrictions and conditions attaching to any class of the Shares or other securities of any Affiliate of the Trust in a manner which may be prejudicial to the Trust in the opinion of the Trustee or Administrator, provided, however, that the Trustee shall have the authority to take such steps as may be necessary to complete the amalgamation of the Corporation, AEI and SEL and to amend the articles of the Corporation or any Affiliate of the Trust to create a class or classes or series of exchangeable shares;

without the approval of the Unitholders by Special Resolution at a meeting of Unitholders called for that purpose.

7.4                                                                               Banking

The banking activities of the Trust, or any part thereof, shall be transacted with such financial institution (including the Trustee or an Affiliate thereof) or other person carrying on a financial services business as the Trustee may designate, appoint or authorize from time to time and all such financial services business, or any part thereof, shall be transacted on the Trust’s behalf by such one or more officers of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time (who may be officers or employees of the Administrator) including, but without restricting the generality of the foregoing, the operation of the Trust’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, bankers’ acceptances, bills of exchange, letters of credit and orders for the payment of money; the giving of receipts for and orders relating to any property of the Trust; the execution of any agreement relating to any property of the Trust; the execution of any agreement relating to any such financial services business and defining the rights and powers of the parties hereto; and the authorizing of any officer of such financial institution, or any trustee or agent thereof to do any act or thing on the Trust’s behalf to facilitate such banking business.

7.5                                                                               Standard of Care

The Trustee shall exercise its powers and carry out its functions hereunder as Trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.  Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder.  The Trustee shall not be required to devote its entire time to the business and affairs of the Trust.

7.6                                                                               Fees and Expenses

The Trustee shall be paid by the Trust, upon direction of the Corporation, such fees as may be agreed upon from time to time by the Corporation and the Trustee and if such fees are not paid by the Trust, at the direction of the Corporation, within 30 days after the date of any invoice in respect thereof, the Trustee shall be entitled to have such fees paid by the Trust out of the Trust Fund.  As part of the Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, lawyers, appraisers and other agents, consultants and professional advisers employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders.  All costs, charges and expenses (including any amounts payable to the Trustee under Section 7.8 or 7.9) properly incurred by the Trustee on behalf of the Trust shall be paid by the Trust upon direction of the Corporation and if any such costs, charges and expenses are not paid by the Trust within 30 days after the date of any invoice in respect thereof, the Trustee shall be entitled to have such costs, charges and expenses paid by the Trust paid out of the Trust Fund.  The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, charges, expenses and other amounts payable or reimbursable by the Trust to the Trustee.

7.7                                                                               Limitations on Liability of Trustee

The Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Unitholder or any other person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the Trust Fund, arising from the exercise by the Trustee of any powers, authorities or discretion conferred under this Indenture, including, without limitation, entering into the Administration Agreement and relying on the Administrator thereunder, any action taken or not taken in good faith in reliance on any documents that are, prima facie, properly executed, any depreciation of, or loss to, the Trust Fund incurred by reason of the sale of any asset, any inaccuracy in any evaluation provided by any appropriately qualified person, any reliance on any such evaluation, any action or failure to act of the Administrator, or any other person to whom the Trustee has, with the consent of the Administrator, delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure by the Administrator to perform its duties under or delegated to it under this Indenture or any other contract), including anything done or permitted to be done pursuant to, or any error or omission relating to, the rights, powers, responsibilities and duties conferred upon, granted, allocated and delegated to the Administrator hereunder or under the Administration Agreement, or the act of agreeing to the conferring upon, granting, allocating and delegating any such rights, powers, responsibilities and duties to the Administrator in accordance with the terms of this Indenture or under the Administration Agreement, unless such liabilities arise principally and directly out of the gross negligence, wilful default or fraud of the Trustee or any of its directors, officers, employees, shareholders, or agents.  If the Trustee has retained an appropriate expert or adviser or Counsel with respect to any matter connected with its duties under this Indenture or any other contract, the Trustee may act or refuse to act based on the advice of such expert, adviser or Counsel, and notwithstanding any other provision of this Indenture the Trustee shall not be liable for and shall be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, adviser or Counsel.  In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Indenture, the Trustee is and shall be conclusively deemed to be acting as Trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trust Fund.

7.8                                                                               Indemnification of Trustee

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless the Trustee and each of its directors, officers, employees, shareholders and agents in respect of:

(a)                                  any liability and all losses, damages, costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such directors, officers, employees, shareholders or agents, as the case may be, for or in respect of any act, omission or error in respect of the Trust and the Trustee’s execution of all duties and responsibilities and exercise of all powers and authorities pertaining thereto;

(b)                                 any liability and all losses, damages, costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such directors, officers, employees, shareholders or agents, as the case may be, in respect of the Administrator’s providing or omitting to provide service to the Trust or otherwise performing obligations pursuant to the Administration Agreement or as delegated or otherwise contemplated hereunder;

(c)                                  all other liability, losses, damages, costs, charges, expenses, taxes, penalties and interest in respect of unpaid taxes or other tax matters; and

(d)                                 all other expenses and liabilities sustained or incurred by the Trustee in respect of the administration or termination of the Trust;

in each case including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of counsel to the indemnified parties that may be incurred in obtaining advice with respect to and defending any action, suit, proceedings, investigation or claim that may be made or threatened against any indemnified party, or that may be incurred in enforcing this indemnity, unless and to the extent any of the foregoing arise principally and directly out of the gross negligence, wilful default or fraud of the Trustee or any of its directors, officers, employees, shareholders or agents, in which case the provisions of this Section 7.8 shall not apply.

7.9                                                                               Environmental Indemnity

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless, the Trustee, its directors, officers, employees, shareholders and agents, and all of their successors and assigns (collectively, the “Indemnified Parties”) against any loss, expense, claim, charge, damage, penalty, liability or asserted liability (including strict liability and costs and expenses of abatement and remediation of spills or releases of contaminants and liabilities of the Indemnified Parties to third parties, including governmental agencies, in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)                                  the administration of the Trust created hereby; or

(b)                                 the exercise or performance by the Trustee of any rights or obligations hereunder or under any other contracts for and on behalf of the Trust;

and which result from or relate, directly or indirectly, to:

(c)                                  the presence or release or threatened presence or release of any contaminants, by any means or for any reason, on or in respect of the Properties, whether or not such presence or release or threatened presence or release of the contaminants was under the control, care or management of the Trust or any Affiliate of the Trust, or of a previous owner or operator of a Property;

(d)                                 any contaminant present on or released from any property adjacent to or in the proximate area of the Properties;

(e)                                  the breach or alleged breach of any federal, provincial or municipal environmental law, regulation, bylaw, order, rule or permit by the Trust or any Affiliate of the Trust or an owner or operator of a Property; or

(f)                                    any misrepresentation or omission of a known fact or condition made by any Affiliate of the Trust relating to any Property.

For the purpose of this Section 7.9, “liability” shall include:  (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants; (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damage and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party; and (iii) liability of the Indemnified Party for damage to or impairment of the environment.

Notwithstanding the foregoing, the Trust shall not be liable to indemnify an Indemnified Party against any loss, expense, claim, liability or asserted liability to the extent resulting principally and directly from the gross negligence, wilful default or fraud of the Indemnified Party.

7.10                                                                        Apparent Authority

No purchaser, transfer agent or other person dealing with the Trustee or with any officer, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, employee or agent or make inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, employee or agent.  Any person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee or any other person to act for and on behalf and in the name of the Trust.

7.11                                                                        Notice to Unitholders of Non-Eligibility for Deferred Income Plans

If the Administrator becomes aware that the Trust Units have ceased to be eligible investments for registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans (all within the meaning of the Tax Act) or any of such plans, the Administrator shall give notice to Unitholders at their latest address as shown on the register of Unitholders that Trust Units have ceased to be eligible investments for such plans.  Notwithstanding the foregoing, the Trustee and the Administrator shall not be liable to the Trust or to any Unitholder for any costs, expenses, charges, penalties or taxes imposed upon a Unitholder as a result of or by virtue of a Trust Unit not being an eligible investment for any such plan, notwithstanding any failure or omission of the Administrator to have given such notice.

7.12                                                                        Declaration as to Beneficial Ownership

The Administrator may require any Unitholder, as shown on the register of Unitholders, to provide a declaration in a form prescribed by the Administrator as to the beneficial ownership of Trust Units registered in such Unitholder’s name and as to the jurisdiction in which such beneficial owners are resident and may, in connection with a transfer of any Trust Unit, also require a declaration of beneficial ownership of the transferee of the Trust Units to be transferred and may require the provision of such a declaration to be a condition precedent to the transfer of any Trust Unit.

7.13                                                                        Conditions Precedent to Trustee’s Obligations to Act

The obligation of the Trustee to call any meeting pursuant to Article 10 or to commence to wind up the affairs of the Trust pursuant to Article 12 shall be conditional upon the Unitholders or another person furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof and the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Unitholders shall, if required by notice in writing by the Trustee, be subject to the same conditions as to funding and indemnity.  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

7.14                                                                        Survival of Indemnities

All indemnities, all limitations of liability and all other provisions for the protection of the Trustee provided for in this Indenture shall survive the termination of this Indenture under Article 12 and the removal or resignation of the Trustee under Article 6.

7.15                                                                        Trustee May Have Other Interests

Subject to applicable securities laws, and without affecting or limiting the duties and responsibilities or the limitations and indemnities provided in this Indenture, the Trustee is hereby expressly permitted to:

(a)                                  be an Associate or an Affiliate of a person from or to whom assets of the Trust have been or are to be purchased or sold;

(b)                                 be, or be an Associate or an Affiliate of, a person with whom the Trust or any other Affiliate of the Trust contracts or deals or which supplies services to the Trust or any other Affiliate of the Trust;

(c)                                  acquire, hold and dispose of, either for its own account or the accounts of its customers, any assets not constituting part of the Trust Fund, even if such assets are of a character which could be held by the Trust, and exercise all rights of an owner of such assets as if it were not a trustee;

(d)                                 carry on its business as a trust company in the usual course while it is the Trustee, including the rendering of trustee or other services to other trusts and other persons for gain carry on its business as a trust company in the usual course while it is the Trustee, including the rendering of trustee or other services to other trusts and other persons for gain, including other trusts with whom the Trust or the Corporation or any of their Affiliates may enter into any transaction;

(e)                                  derive direct or indirect benefit, profit or advantage from time to time as a result of dealing with the Trust or the relationships, matters, contracts, transactions, affiliations or other interests stated in this Section 7.15 without being liable to the Trust or any Unitholder for any such direct or indirect benefit, profit or advantage; and

(f)                                    enter into agreements with the Trust in relation to the provision of services, including without limitation, as registrar and transfer agent of any securities of the Trust or any Affiliate of the Trust; trustee under any indenture governing rights, warrants, debt or other securities of the Trust or any Affiliate of the Trust or agent, depository or trustee; any depository, escrow, trust or other agreement to facilitate any arrangement, reorganization or merger of the Trust or any Affiliate of the Trust, including in relation to the Trust Reorganization.

Subject to applicable laws, none of the relationships, matters, contracts, transactions, affiliations or other interests permitted above shall be, or shall be deemed to be or to create, a material conflict of interest with the Trustee’s duties hereunder.

7.16                                                                        Documents Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank in Canada, including an Affiliate of the Trustee, or deposited for safekeeping with any such bank.

7.17                                                                        Payments to Unitholders

Except as may be otherwise provided herein, any cash payment required under the terms of this Indenture to be made to a Unitholder shall be paid in Canadian dollars, unless otherwise determined by the Trustee or the Administrator, in its sole discretion, with such payment to be by cheque or bank draft to the order of the registered Unitholder and may be mailed by ordinary mail to the last address appearing on the books of the Trust in respect of such Unitholder but may also be paid in such other manner as such Unitholder has designated to the Trustee and the Trustee has accepted. In the case of joint registered Unitholders, any cash payment required hereunder to be made to a Unitholder shall be deemed to be required to be made to such Unitholders jointly and shall be paid by cheque or bank draft but may also be paid in such other manner as the joint registered Unitholders or any one of the joint registered Unitholders has designated to the Trustee and the Trustee has accepted. For greater certainty, a Unitholder or any one of the joint Unitholders may designate and the Trustee may accept that any payment required to be made hereunder shall be made by deposit to an account of such Unitholder or to a joint account of such Unitholder and any other person or in the case of joint registered Unitholders to an account of joint registered Unitholders or to an account of any one of the joint registered Unitholders. A cheque or bank draft shall, unless the joint registered Unitholders otherwise direct, be made payable to the order of all of the said joint registered Unitholders, and if more than one address appears on the books of the Trust in respect of such joint unitholding, the cheque or bank draft or payment in other acceptable manner as aforesaid may be sent to the address of any one of the joint registered Unitholders whose name and address appears on the books of the Trust. All payments made in the aforesaid manner shall satisfy and be a valid and binding discharge of all liability of the Trustee or the Trust for the amount so required to be paid unless the cheque or bank draft is not paid at par on presentation at Calgary, Alberta, or at any other place where it is by its terms payable. In the event of non-receipt of any such cheque or bank draft by the person to whom it was mailed, the Trustee on proof of the non-receipt and upon satisfactory indemnity being given to it and to the Trust, shall issue to the person a replacement cheque or bank draft for a like amount.

The receipt, by the registered Unitholder, of any payment not mailed or paid in accordance with this Section 7.17 shall nonetheless be a valid and binding discharge to the Trust and to the Trustee for any payment made in respect of the registered Trust Units, and if several persons are registered as joint registered Unitholders or, in consequence of the death, bankruptcy or incapacity of a Unitholder, one or several persons are entitled so to be registered in accordance with this Indenture, receipt of payment by any one of them shall be a valid and binding discharge to the Trust and to the Trustee for any such payment.

ARTICLE 8
DELEGATION OF POWERS

8.1                                                                               General Delegation to the Administrator

Except as expressly prohibited by law, the Trustee may grant or delegate to the Administrator such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under this Indenture, without regard to whether such authority is normally granted or delegated by trustees.  The Trustee may grant broad discretion to the Administrator to administer and manage the day-to-day operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and general principles set forth herein or previously established by the Trustee.  The Administrator shall have the powers and duties expressly provided for herein and in any other agreement providing for the management or administration of the Trust (including the Administration Agreement), including, without limitation, the power to further delegate administration of the Trust and the power to retain and instruct such appropriate experts or advisors to perform those duties and obligations herein which it is not qualified to perform (and the Administrator shall notify the Trustee of the name of the person or persons retained or instructed and the terms and conditions thereof).

8.2                                                                               Administration Agreement

The Trustee is authorized to enter into the Administration Agreement with the Corporation (and to enter into any further agreements to amend the same) pursuant to the authority provided for hereunder contemporaneously with this Indenture.  The Trustee hereby delegates to the Administrator all of the Trustee’s power, authority and responsibility for any or all matters provided for in the Administration Agreement.

8.3                                                                               Public Disclosure Documents

Notwithstanding anything to the contrary contained herein, the Trustee shall not have any liability or responsibility in respect of prospectuses, offering memoranda, rights offering circulars, other Offering Documents, financial statements, management’s discussion and analysis, annual information forms, proxy or information circulars, takeover bid or issuer bid circulars, material change reports, business acquisition reports, press releases or other public disclosures or filings required by law or the rules or policies of securities regulatory authorities or stock exchanges, or any agreements or documents relating thereto (including, without limitation, stock exchange related matters, Underwriting Agreements and indemnity agreements and ancillary matters).  Such matters shall be the sole and exclusive responsibility of the Administrator and by executing this Indenture, the Corporation acknowledges such responsibilities.  In furtherance thereof, where certification is required under applicable securities laws, the Administrator (which may authorize any directors or officers of the Corporation to do so) shall be entitled and authorized to execute such certification on behalf of the Trust.

8.4                                                                               Acceptance of Delegation

The Administrator accepts the delegations in this Article 8 and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.  The Administrator may, and if directed by the Corporation in writing, the Trustee shall, execute any agreement on behalf of the Trust as the Administrator shall have authorized within the scope of any authority delegated to it hereunder or under the Administration Agreement.

8.5                                                                               Power of Attorney

Without limiting any of the other provisions of this Article 8, the Trustee hereby delegates to the Corporation from time to time the full power and authority, and constitutes the Corporation its true and lawful attorney in fact, to sign on behalf of the Trust:

(a)                                  all rights plans, prospectuses, annual information forms, management proxy circulars, other Offering Documents and any other documents ancillary or similar thereto required to be signed by the Trust from time to time, including any Underwriting Agreements, indemnity agreements (pursuant to which the Trust and not the Trustee provides indemnities) or documents ancillary or similar thereto; and

(b)                                 any and all agreements relating to the Plan of Arrangement and the Trust Reorganization and any document ancillary or similar thereto required to be signed by the Trust from time to time.

8.6                                                                               Liability of Trustee

The Trustee shall have no liability or responsibility for any matters delegated to the Administrator hereunder or under any of the Material Contracts, and the Trustee, in relying upon the Administrator and in entering into the Material Contracts, shall: (a) have no duty to supervise or investigate the Administrator in respect of those matters delegated to the Administrator hereunder or under any Material Contracts, including in relation to any amendment of a Material Contract, unless and until it receives a notice of default under Section 8.7; (b) be deemed to have complied with its obligations under Section 7.5; and (c) be entitled to the benefit of the indemnities, limitations of liability and other protection provisions provided for herein.

The Trustee shall have no liability or responsibility for any matters provided for in this Indenture or required by the Trustee to be completed pursuant to the Trust Reorganization, including the execution and delivery of any documents, or the entering into of the Administration Agreement and in doing so, shall be deemed to have complied with its obligations under Section 7.5 and shall be entitled to the benefit of the indemnities, limitations of liability and other protection provisions provided for herein.

8.7                                                                               Compliance

The Administrator shall be required to notify the Trustee of any material defaults hereunder or under the Administration Agreement of which it becomes aware, and to provide an annual compliance certificate in form and substance satisfactory to the Trustee, acting reasonably, with respect to the satisfaction of its obligations under this Indenture and the Administration Agreement.

ARTICLE 9
AMENDMENT

9.1                                                                               Amendment

Except as specifically provided otherwise herein, the provisions of this Indenture may only be amended by the Trustee with the consent of the Unitholders by Special Resolution.

Any of the provisions of this Indenture may be amended by the Trustee and the Corporation at any time or times, without the consent, approval or ratification of any of the Unitholders or any other person for the purpose of:

(a)                                  ensuring that the Trust will comply with any applicable laws or requirements of any governmental agency or authority of Canada or of any province;

(b)                                 ensuring that the Trust will satisfy the provisions of each of subsections 108(2) and 132(6) of the Tax Act as from time to time amended or replaced;

(c)                                  ensuring that such additional protection is provided for the interests of Unitholders as the Trustee may consider expedient;

(d)                                 amending, modifying or changing any provisions hereof that are necessary or desirable in the opinion of the Administrator as a result of amendments to the Tax Act, the regulations thereunder or the interpretation thereof including, without limitation, amendments or changes relating to eligibility for investment and the requirements to maintain the Trust’s status as a “unit trust” and a “mutual fund trust” for purposes of the Tax Act;

(e)                                  removing or curing any conflicts or inconsistencies between the provisions of this Indenture or any supplemental indenture, any Administration Agreement and any other agreement of the Trust or any Offering Document with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby;

(f)                                    providing for, or amending the provisions for, the electronic delivery by the Trust to Unitholders of documents relating to the Trust (including annual and quarterly reports, including financial statements, notices of Unitholder meetings and information circulars and proxy related materials) at such time as applicable securities laws have been amended to permit such electronic delivery in place of normal delivery procedures, provided that such amendments to the Indenture are not contrary to or do not conflict with such laws;

(g)                                 curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby;

(h)                                 making any modification in the form of Trust Unit Certificates to conform with the provisions of this Indenture, or any other modifications, provided the rights of the Trustee and of the Unitholders are not prejudiced thereby; and

(i)                                     changing the situs of the Trust or the governing laws of the Trust which, in the opinion of the Trustee, are necessary or desirable in order to provide Unitholders with the benefit of any legislation limiting their liability.

Notwithstanding the foregoing, no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of amending this Section 9.1 without the consent of the holders of all of the Trust Units then outstanding.

9.2                                                                               Amendments Prior to Trust Reorganization

Notwithstanding the provisions of Section 9.1, the provisions of this Indenture may be amended by the Trustee and the Corporation and the Settlor from time to time without the consent, approval or ratification of any of the Unitholders or any other person at any time prior to or on the Date of Closing, including, without limitation, any amendments necessary or advisable to exclude the Settlor as a party to this Indenture.

ARTICLE 10
MEETINGS OF UNITHOLDERS

10.1                                                                        Annual and Special Meetings of Unitholders

Annual meetings of the Unitholders shall be called by the Trustee, commencing in 2006, on a day, at a time and at a place to be set by the Administrator.  The business transacted at such meetings shall include the transaction of such business as Unitholders may be entitled to vote upon as hereinafter provided in this Article 10, or as the Administrator may determine.  Special meetings of the Unitholders may be called at any time by the Administrator and shall be called by the Trustee upon a written request of Unitholders holding in the aggregate not less than 20% of the Trust Units then outstanding (and for this purpose, holders of any issued Special Voting Units shall be regarded as representing outstanding Trust Units equivalent in number to the votes attached to such Special Voting Units and for which such holders have a direction to vote), such request specifying the purpose or purposes for which such meeting is to be called.  Meetings of Unitholders shall be held in the City of Calgary, or at such other place as the Administrator shall designate.  The Chairman of any annual or special meeting shall be a person designated by the Administrator for the purpose of such meeting except that, on the motion of any Unitholder, any person may be elected as Chairman by a majority of the votes cast at the meeting instead of such designated person or in the event that no person shall be designated by the Administrator.

10.2                                                                        Notice of Meetings

Notice of all meetings of Unitholders shall be given by unregistered mail postage prepaid addressed to each Unitholder at his registered address, mailed at least 21 days and not more than 50 days before the meeting.  Such notice shall set out the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasoned judgment thereon, together with the text of any resolution in substantially final form proposed to be passed.  Any adjourned meeting may be held as adjourned without further notice.  The accidental omission to give notice to or the non-receipt of such notice by the Unitholders shall not invalidate any resolution passed at any such meeting.

10.3                                                                        Quorum

At any meeting of the Unitholders, subject as hereinafter provided, a quorum shall consist of two or more persons either present in person or represented by proxy and representing in the aggregate not less than 5% of the outstanding Trust Units.  For the purposes of determining such quorum, the holders of any issued Special Voting Units who are present at the meeting shall be regarded as representing outstanding Trust Units equivalent in number to the votes attaching to such Special Voting Units and for which such holders have a direction to vote.  If a quorum is not present at the appointed place on the date for which the meeting is called within one half hour after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved, but in any other case it shall stand adjourned to such day being not less than fourteen (14) days later and to such place and time as may be appointed by the Chairman of the meeting.  If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

10.4                                                                        Voting Rights of Unitholders

Only Unitholders of record and holders of Special Voting Units shall be entitled to vote and each Trust Unit shall entitle the holder or holders of that Trust Unit to one vote at any meeting of the Unitholders and each Special Voting Unit shall entitle the holder thereof to such number of votes as may be prescribed in the resolution of the board of directors of the Administrator authorizing the issuance of such Special Voting Unit at any meeting of Unitholders.  Every question submitted to a meeting, other than a Special Resolution, shall, unless a poll vote is demanded, be decided by a show of hands vote, on which every person present and entitled to vote shall be entitled to one vote.  At any meeting of Unitholders, any holder of Trust Units or Special Voting Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification prior to the commencement of such meeting no later than the time for which proxies are to have been received as set forth in the notice of such meeting.  If approved by the Trustee, proxies may be solicited in the name of the Trustee.  When any Trust Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners of their proxies so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register maintained pursuant to Section 11.3 shall be entitled to cast such vote.

10.5                                                                        Resolutions

(a)                                  The Trustee shall in accordance with an Ordinary Resolution passed by the Unitholders: (i) change the Auditors as provided in Section 15.3; and (ii) elect the directors of the Corporation.

(b)                                 The Trustee shall in accordance with a Special Resolution passed by the Unitholders:

(i)                                     subject to Section 9.1, amend this Indenture;

(ii)                                  subdivide or consolidate Trust Units (other than as provided in Section 3.7);

(iii)                               sell or agree to sell the property of the Trust Fund as an entirety or substantially as an entirety;

(iv)                              resign if removed pursuant to Section 6.3; and

(v)                                 commence to wind-up and wind-up the affairs of the Trust if requested pursuant to Section 12.2.

Except with respect to the above matters set out in this Section 10.5 and the matters set forth in Sections 6.3, 6.4 and 12.2 hereof, no action taken by the Unitholders or resolution of the Unitholders at any meeting shall in any way bind the Trustee.

10.6                                                                        Meaning of “Special Resolution”

The expression “Special Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which two or more holders of at least 5% of the aggregate number of Trust Units then outstanding are present in person or by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the Trust Units (including the Special Voting Units) represented at the meeting and voted on a poll upon such resolution.  For the purpose of determining such percentage, the holders of any issued Special Voting Units who are present at the meeting shall be regarded as representing outstanding Trust Units equivalent in number to the votes attaching to such Special Voting Units and for which such holders have a direction to vote.

If, at any such meeting, the holders of 5% of the aggregate number of Trust Units outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Unitholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman.  Not less than ten days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 10.2.  Such notice shall state that at the adjourned meeting the Unitholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting, the Unitholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 10.6 shall be a Special Resolution within the meaning of this Indenture, notwithstanding that the holders of less than 5% of the aggregate number of Trust Units then outstanding are present or represented by proxy at such adjourned meeting.

Votes on a Special Resolution shall always be given on a poll and no demand for a poll on a Special Resolution shall be necessary.  No Special Resolution changing or amending any provision hereof relating to or affecting: (i) the Trustee, including the qualification, powers, authorities, appointment, removal or resignation thereof; or (ii) the provisions of Article 9, Article 10 or Article 12 shall be effective prior to 60 days from the adoption thereof in accordance with the provisions hereof or such shorter period as may be approved by Unitholders.

10.7                                                                        Record Date for Voting

For the purpose of determining the Unitholders and holders of Special Voting Units who are entitled to vote or act at any meeting or any adjournment thereof, the Trustee may fix a date not more than 50 days and not less than 21 days prior to the date of any meeting of Unitholders and holders of Special Voting Units as a record date for the determination of Unitholders entitled to vote at such meeting or any adjournment thereof, and any Unitholder who was a Unitholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof even though he has since that time disposed of his Trust Units, and no Unitholder becoming such after that time shall be so entitled to vote at such meeting or any adjournment thereof.  In the event that the Trustee does not fix a record date for any meeting of Unitholders, the record date for such meeting shall be the Business Day immediately preceding the date upon which notice of the meeting is given as provided under Section 10.2.

10.8                                                                        Binding Effect of Resolutions

Every Ordinary Resolution and every Special Resolution passed in accordance with the provisions of this Indenture at a meeting of Unitholders shall be binding upon all the Unitholders and holders of the Special Voting Units, whether present at or absent from such meeting, and each and every Unitholder and Special Voting Units shall be bound to give effect accordingly to every such Ordinary Resolution and Special Resolution.

10.9                                                                        Solicitation of Proxies

A Unitholder shall have the right to appoint a proxy to attend and act for the Unitholder at any meeting of Unitholders.  The Trustee shall solicit proxies from Unitholders in connection with all meetings of

Unitholders.  In connection therewith, the Trustee shall comply, as near as may be possible, with all provisions of the ABCA and the requirements of Canadian securities legislation applicable to the solicitation of proxies.

10.10                                                                 No Breach

Notwithstanding any provisions of this Indenture, neither Unitholders nor holders of Special Voting Units shall have the power to effect any amendment hereto which would require the Trustee to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustee under any agreement binding on or obligation of the Trust or the Trustee.

ARTICLE 11
CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS

11.1                                                                        Nature of Trust Units

The nature of a Trust Unit and the relationship of a Unitholder to the Trustee and the relationship of one Unitholder to another is as described in Section 2.4 and Subsection 2.5(c) and the provisions of this Article 11 shall not in any way alter the nature of Trust Units or the said relationships of a Unitholder to the Trustee and of one Unitholder to another, but are intended only to facilitate the issuance of certificates evidencing the beneficial ownership of Trust Units and the recording of all such transactions whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other persons.

11.2                                                                        Certificates

(a)                                  The form of certificate representing Trust Units shall be substantially as set out in the Schedule hereto or such other form as is authorized from time to time by the Administrator.  Each such certificate shall bear an identifying serial number and shall be certified manually on behalf of the Trustee.  Any additional signature required by the Trustee to appear on such certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if it had been signed manually.  Any certificate which has one manual signature as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate.  The Trust Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Administrator may determine.

(b)                                 Any Trust Unit Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issuance shall validly represent issued and outstanding Trust Units, notwithstanding that the form of such Trust Unit Certificate may not be in the form currently required by this Indenture.

11.3                                                                        Register of Unitholders

A register shall be maintained at the principal corporate trust office of the Transfer Agent in the City of Calgary by the Transfer Agent designated to act on behalf and under the direction of the Trustee, which register shall contain the names and addresses of the Unitholders, the respective numbers of Trust Units held by them, the certificate numbers of the certificates representing such Trust Units and a record of all transfers thereof.  Branch transfer registers shall be maintained at such other offices of the Transfer Agent as the Trustee may from time to time designate.  The Transfer Agent shall designate an office in the City of Toronto at which a branch register shall be maintained.  Except in the case of the registers required to be maintained at the Cities of Calgary and Toronto, the Transfer Agent shall have the power at any time to close any register of transfers and in that event shall transfer the records thereof to another existing register or to a new register.

Only Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder.  The Trustee shall have the right to treat the person registered as a Unitholder on the register of the Trust as the owner of such Trust Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders, and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Trust Unit or any attempt to transfer, pledge or dispose of a Trust Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Trust Unit shall have been transferred on the register of the Transfer Agent as herein provided.

The register and the branch transfer register referred to in this Section 11.3 shall at all reasonable times be open for inspection by the Unitholders, the Administrator and the Trustee.

11.4                                                                        Transfer of Trust Units

(a)                                  Subject to the provisions of this Article 11 and Sections 3.9 and 7.12, the Trust Units shall be fully transferable without charge as between persons, but no transfer of Trust Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register or one of the branch transfer registers maintained by the Transfer Agent.  No transfer of a Trust Unit shall be recognized unless such transfer is of a whole Trust Unit.

(b)                                 Subject to the provisions of this Article 11, Trust Units shall be transferable on the register or one of the branch transfer registers of Unitholders of the Trust only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents hereunto duly authorized in writing, and only upon delivery to the Transfer Agent of the Trust, of the certificate therefor, if certificates representing Trust Units are issued, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Transfer Agent.  Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Trust Certificate for the residue thereof (if any) shall be issued to the transferor.  Unless the Corporation agrees to assume liability for the transfer and exchange fees the Unitholder shall be responsible for such fees and expenses.

(c)                                  Any person becoming entitled to any Trust Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law, shall be recorded as the holder of such Trust Units and shall receive a new Trust Certificate therefor only upon production of evidence satisfactory to the Transfer Agent thereof and delivery of the existing Trust Certificate to the Transfer Agent, but until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Trust Units for all purposes whether or not the Trustee or the Transfer Agent shall have actual or other notice of such death or other event.

11.5                                                                        Trust Units Held Jointly or in a Fiduciary Capacity

The Trustee and the Transfer Agent may treat two or more persons holding any Trust Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Trust Certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Trust Units; provided, however, that any person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Trust Certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.  Where any Trust Certificate is registered in more than one name, the distributions (if any) in respect thereof may be paid to the order of all such holders failing written instructions from them to the contrary and such payment shall be a valid discharge to the Trustee and any Transfer Agent.  In the case of the death of one or more joint holders, the distributions (if any) in respect of any Trust Units may be paid to the survivor or survivors of such holders and such payment shall be a valid discharge to the Trustee and any Transfer Agent.

11.6                                                                        Performance of Trust

The Trustee, the Unitholders and any officer or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Trust Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Trust Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the person recorded as a Unitholder.

11.7                                                                        Lost Certificates

In the event that any Trust Certificate is lost, stolen, destroyed or mutilated, the Trustee or the Transfer Agent may authorize the issuance of a new Trust Certificate for the same number of Trust Units in lieu thereof.  The Trustee or the Transfer Agent may in its discretion, before the issuance of such new Trust Certificate, require the owner of the lost, stolen, destroyed or mutilated Trust Certificate, or the legal representative of the owner to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee or the Transfer Agent may deem necessary, to surrender any mutilated Trust Certificate and may require the applicant to supply to the Trust a “lost certificate bond” or a similar bond in such reasonable sum as the Trustee or the Transfer Agent may direct indemnifying the Trustee and its agent for so doing.  The Trustee shall have the power to require from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Trust Certificates.  The Trustee may pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion.  If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Trust Certificate without further action or approval by the Trustee.

11.8                                                                        Death of a Unitholder

The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Indenture nor give such Unitholder’s personal representative a right to an accounting or take any action in court or otherwise against other Unitholders or the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new Trust Certificate for Trust Units in place of the Trust Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Indenture.

11.9                                                                        Unclaimed Interest or Distribution

In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current non-interest-bearing account pending payment to the person or persons entitled thereto.  The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the public trustee (or other appropriate government official or agency) whose receipt shall be a good discharge and release of the Trustee.

11.10                                                                 Exchanges of Trust Certificates

Trust Certificates representing any number of Trust Units may be exchanged without charge for Trust Certificates representing an equivalent number of Trust Units in the aggregate.  Any exchange of Trust Certificates may be made at the offices of the Trustee or at the offices of any Transfer Agent where registers are maintained for the Trust Certificates pursuant to the provisions of this Article 11.  Any Trust Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and shall be cancelled.  The Corporation shall reimburse the Trustee for all exchange fees associated with any such exchange.  Subject to the foregoing, unless the Corporation agrees to assume liability for the transfer and exchange fees, the Unitholder shall be responsible for all such fees and expenses.

11.11                                                                 Offer for Units

(a)                                  In this Section 11.11:

(i)                                     “Dissenting Unitholder” means a Unitholder who does not accept an Offer referred to in Subsection (b) and includes any assignee of the Trust Unit of a Unitholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(ii)                                  “Offer” means an offer to acquire outstanding Trust Units where, as of the date of the offer to acquire, the Trust Units that are subject to the offer to acquire, together with the Offeror’s Units, constitute in the aggregate 20% or more of all outstanding Trust Units;

(iii)                               “offer to acquire” includes an acceptance of an offer to sell;

(iv)                              “Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Trust Units;

(v)                                 “Offeror’s Notice” means the notice described in Subsection (c); and

(vi)                              “Offeror’s Units” means Trust Units beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

(b)                                 If an Offer for all of the outstanding Trust Units (other than Trust Units held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(i)                                     within the time provided in the Offer for its acceptance or within 90 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Unitholders representing at least 90% of the outstanding Trust Units, other than the Offeror’s Units;

(ii)                                  the Offeror is bound to take up and pay for, or has taken up and paid for the Trust Units of the Unitholders who accepted the Offer; and

(iii)                               the Offeror complies with Subsections (c) and (e);

the Offeror is entitled to acquire, and the Dissenting Unitholders are required to sell to the Offeror, the Trust Units held by the Dissenting Unitholders for the same consideration per Trust Unit payable or paid, as the case may be, under the Offer.

(c)                                  Where an Offeror is entitled to acquire Trust Units held by Dissenting Unitholders pursuant to Subsection (b), and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Unitholder stating that:

(i)                                     Unitholders holding at least 90% of the Trust Units of all Unitholders, other than Offeror’s Units, have accepted the Offer;

(ii)                                  the Offeror is bound to take up and pay for, or has taken up and paid for, the Trust Units of the Unitholders who accepted the Offer;

(iii)                               Dissenting Unitholders must transfer their respective Trust Units to the Offeror on the terms on which the Offeror acquired the Trust Units of the Unitholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(iv)                              Dissenting Unitholders must send their respective Trust Unit Certificate(s) to the Trustee within 21 days after the date of the sending of the Offeror’s Notice.

(d)                                 A Dissenting Unitholder to whom an Offeror’s Notice is sent pursuant to Subsection (c) shall, within 21 days after the sending of the Offeror’s Notice, send his or her Trust Unit Certificate(s) to the Trustee, duly endorsed for transfer.

(e)                                  Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Subsection (c), the Offeror shall pay or transfer to the Trustee, or to such other person as the Trustee may direct, the cash or other consideration that is payable to Dissenting Unitholders pursuant to Subsection (b).

(f)                                    The Trustee, or the person directed by the Trustee, shall hold in trust for the Dissenting Unitholders the cash or other consideration it receives under Subsection (e).  The Trustee, or such person, shall deposit cash in a separate account in a Canadian chartered bank, and shall place other consideration in the custody of a Canadian chartered bank or similar institution for safekeeping.

(g)                                 Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Subsection (c), the Trustee, if the Offeror has complied with Subsection (e), shall:

(i)                                     do all acts and things and execute and cause to be executed all instruments as in the Trustee’s opinion may be necessary or desirable to cause the transfer of the Trust Units of the Dissenting Unitholders to the Offeror;

(ii)                                  send to each Dissenting Unitholder who has complied with Subsection (d) the consideration to which such Dissenting Unitholder is entitled under this Section 11.11; and

(iii)                               send to each Dissenting Unitholder who has not complied with Subsection (d) a notice stating that:

(A)                              his or her Trust Units have been transferred to the Offeror;

(B)                                the Trustee or some other person designated in such notice is holding in trust the consideration for such Trust Units; and

(C)                                the Trustee, or such other person, will send the consideration to such Dissenting Unitholder as soon as practicable after receiving such Dissenting Unitholder’s Trust Unit Certificate(s) or such other documents as the Trustee, or such other person may require in lieu thereof;

and the Trustee is hereby appointed the agent and attorney of the Dissenting Unitholders for the purposes of giving effect to the foregoing provisions.

(h)                                 An Offeror cannot make an Offer for Trust Units unless, concurrent with the communication of the Offer to any Unitholder, a copy of the Offer is provided to the Trust.

ARTICLE 12
TERMINATION

12.1                                                                        Termination Date

Unless the Trust is terminated or extended earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2099.

12.2                                                                        Termination by Special Resolution of Unitholders

The Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Unitholders duly called for that purpose, whereupon the Trustee shall commence to wind up the affairs of the Trust, provided that such a vote may only be held if requested in writing by the holders of not less than 20% of the outstanding Trust Units (including Special Voting Units) and a quorum of holders of not less than 50% of the outstanding Trust Units (including Special Voting Units) are present in person or represented by proxy at the meeting or any adjournment thereof at which the vote is taken.  For the purposes of determining the foregoing percentages, any outstanding Special Voting Unit shall be regarded as representing outstanding Trust Units equivalent in number to the votes attached to such Special Voting Units and for which such holders have a direction vote.

12.3                                                                        Procedure Upon Termination

Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Trust Units for cancellation and the date at which the register of the Trust shall be closed.

12.4                                                                        Powers of the Trustee upon Termination

After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as hereinafter provided and for these purposes, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Indenture.

12.5                                                                        Sale of Investments

After the date referred to in Section 12.4, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall, subject to the terms of any agreements binding on or obligations of the Trust and the Trustee, sell and convert into money the assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with the directions, if any, of the Unitholders in respect of a termination authorized under Section 12.2.  Notwithstanding anything herein contained, in no event shall the Trust be wound up until any Royalties and the NPIs shall have been disposed of.

12.6                                                                        Distribution of Proceeds

After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of the Royalties and other assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Share.

12.7                                                                        Further Notice to Unitholders

In the event that all of the Unitholders shall not surrender their Trust Units for cancellation within six (6) months after the time specified in the notice referred to in Section 12.3, such remaining Trust Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Trust Units to receive their Pro Rata Share of the amounts referred to in Section 12.6 and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

12.8                                                                        Responsibility of Trustee after Sale and Conversion

The Trustee shall be under no obligation to invest the proceeds of any sale of any Royalties, the NPIs or other assets or cash forming part of the Trust Fund after the date referred to in Section 12.4 and, after such sale, the sole obligation of the Trustee under this Indenture shall be to hold such proceeds in trust for distribution under Section 12.6.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1                                                                        Provision for Supplemental Indentures

From time to time each of the Trustee and the Corporation may, subject to the provisions hereof, and it shall, when so directed in accordance with the provisions hereof, execute and deliver by its proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)                                  giving effect to any amendment as provided in Article 9;

(b)                                 giving effect to any Special Resolution passed as provided in Article 10;

(c)                                  making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders;

(d)                                 making any modification in the form of Trust Certificates which does not materially affect the substance thereof; and

(e)                                  for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee, the rights of the Trustee and the Unitholders are not prejudiced thereby;

provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

Notwithstanding Section 10.5 and the foregoing, on or before the Date of Closing, the Trustee may execute and deliver such indentures or instruments supplemental hereto, which may add to or delete or amend, vary or change any of the provisions hereof, as the Corporation may direct in writing.

13.2                                                                        Provision for Amended and Restated Indenture

Notwithstanding Section 13.1, following any amendments to this Indenture, the parties to the Indenture may enter into an amended and restated version of the Indenture which shall include and give effect to all amendments to the Indenture in effect at the applicable time.

ARTICLE 14
NOTICES TO UNITHOLDERS

14.1                                                                        Notices

Any notice required to be given under this Indenture to the Unitholders shall be given by letter or circular sent through ordinary post addressed to each registered holder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the National Edition of The Globe and Mail or The National Post or any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then by publishing twice in a newspaper in each city where the register or a branch transfer register is maintained.  Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by publication, the day following the day of the second publication in the designated newspaper or newspapers.  In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

14.2                                                                        Failure to Give Notice

The failure by the Trustee, by accident or omission or otherwise unintentionally, to give the Unitholders any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder for any such failure.

14.3                                                                        Joint Holders

Service of a notice or document on any one of several joint holders of Trust Units shall be deemed effective service on the other joint holders.

14.4                                                                        Service of Notice

Any notice or document sent by post to or left at the address of a Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy of such Unitholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons interested in the Trust Units concerned.

ARTICLE 15
AUDITORS

15.1                                                                        Qualification of Auditors

The Auditors shall be an independent recognized firm of chartered accountants which has an office in Alberta.

15.2                                                                        Appointment of Auditors

The Trustee hereby appoints Deloitte & Touche LLP, Chartered Accountants, as the auditors of the Trust, to hold such office until the first annual meeting of the Unitholders at such remuneration as may be approved by the Trustee from time to time.  The Auditors will be selected at each annual meeting of Unitholders.

15.3                                                                        Change of Auditors

The Auditors may at any time be removed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting of Unitholders duly called for that purpose and, upon the resignation or the removal of Auditors as aforesaid, new auditors may be appointed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting duly called for the purpose.  A vacancy created by the removal of the Auditors as aforesaid may be filled at the meeting of Unitholders at which the Auditors are removed or, if not so filled, may be filled under Section 15.4.

15.4                                                                        Filling Vacancy

In the event that the Auditors resign as auditors of the Trust, the Trustee shall forthwith fill the vacancy with such new auditors as is approved by the members of the Board of Directors of the Corporation whom are independent of the Corporation, and such new auditors shall act as auditors of the Trust for the unexpired term of the predecessor auditors of the Trust.

15.5                                                                        Reports of Auditors

The Auditors shall audit the accounts of the Trust at least once in each year and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Unitholder as set out in Section 16.3.

ARTICLE 16
ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS

16.1                                                                        Records

The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust.  Without limiting the generality of the foregoing, the Trustee will, at its principal office in Calgary, Alberta, keep records of all transactions of the Trust, a list of the assets of the Trust Fund from time to time and a copy of this Indenture.

16.2                                                                        Quarterly Reporting to Unitholders

Subject to compliance with applicable laws, the Trustee will mail to such Unitholders as are required under applicable securities laws within 45 days (or such other period as may be prescribed by applicable securities laws) after March 31, June 30 and September 30 in each year, an unaudited quarterly financial statement of the Trust for the most recent calendar quarter.  The Administrator will review any forecast provided in any Offering Document and, if necessary, will provide the Trustee with a quarterly update.  The Trustee will mail any such update to Unitholders.

16.3                                                                        Annual Reporting to Unitholders

Subject to compliance with applicable laws, the Trustee will mail:

(a)                                  to each Unitholder (or such Unitholders as are required under applicable securities laws), within 90 days after the end of each year (or such Unitholders or other period as may be required under applicable securities laws), the audited consolidated financial statements of the Trust for the most recently completed year together with the report of the Auditors thereon; and

(b)                                 to each person who received a distribution from the Trust during a year, within 90 days after the end of such year, the tax reporting information relating to such year as prescribed by the Tax Act.

16.4                                                                        Information Available to Unitholders

(a)                                  Each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Trust, a copy of this Indenture and any indenture supplemental hereto.

(b)                                 Each Unitholder, upon payment of a reasonable fee and upon sending to the Trustee the affidavit referred to in paragraph (d) below, may upon application require the Trustee to furnish within 10 days from the receipt of the affidavit a list (the “basic list”) made up to a date not more than 10 days before the date of receipt of the affidavit setting out the names of the Unitholders, the number of Trust Units owned by each Unitholder and the address of each Unitholder as shown on the records of the Trustee.

(c)                                  A person requiring the Trustee to supply a basic list may, if he states in the affidavit referred to in paragraph (d) below that he requires supplemental lists, require the Trustee upon payment of a reasonable fee to furnish supplemental lists setting out any changes from the basic list in the names or addresses of the Unitholders and the number of Trust Units owned by each Unitholder for each business day following the date the basic list is made up to.

(d)                                 The affidavit referred to in paragraph (b) above shall state:

(i)                                     the name and address of the applicant;

(ii)                                  the name and address for service of the body corporate if the applicant is a body corporate; and

(iii)                               that the basic list and any supplemental lists will not be used except as permitted under paragraph (e) below.

(e)                                  A list of Unitholders obtained under this Section shall not be used by any person except in connection with:

(i)                                     an effort to influence the voting of Unitholders;

(ii)                                  an offer to acquire Trust Units; or

(iii)                               any other matter relating to the affairs of the Trust.

16.5                                                                        Taxes: Obligation of the Trustee

The Trustee shall discharge all obligations and responsibilities of the Trustee under the Tax Act or any similar provincial legislation and the Excise Tax Act (Canada), and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee consistent with any such obligations or responsibilities.

16.6                                                                        Income Tax: Designations

In the return of its income under Part I of the Tax Act for each year the Trust shall make such designations to Unitholders with respect to any amounts distributed or payable to Unitholders in the year including, without restricting the generality of the foregoing, designations pursuant to subsection 104(29) of the Tax Act and designations with respect to any taxable capital gains realized and distributed to Unitholders by the Trust in the year, as shall be permitted under the provisions of the Tax Act and as the Trustee in its sole discretion shall deem to be appropriate.  In the first tax year, in filing a return of income for the Trust, the Trust shall elect that the Trust be deemed to be a mutual fund trust for the entire year pursuant to subsection 132(6.1) of the Tax Act.

16.7                                                                        Income Tax: Deductions, Allowances and Credits

The Corporation shall determine the tax deductions, allowances and credits to be claimed by the Trust in any year, and the Trustee shall claim such deductions, allowances and credits for the purposes of computing the income of the Trust and the amount payable by the Trust pursuant to the provisions of the Tax Act and the Excise Tax Act (Canada).

16.8                                                                        Fiscal Year

The fiscal year of the Trust shall end on December 31 of each year.

ARTICLE 17
MISCELLANEOUS

17.1                                                                        Continued Listing

The Trustee hereby appoints the Corporation as its agent and the Corporation hereby covenants to the Trustee and agrees that it shall, at the cost and expense of the Trust, take all steps and actions and do all things that may be required to obtain and maintain the listing and posting for trading of the Trust Units on the Toronto Stock Exchange and on such other stock exchange(s) as the Corporation may, in its sole discretion, determine and to maintain its status as a “reporting issuer” not in default of the securities legislation and regulations in such of the provinces of Canada as determined necessary by the Corporation or Counsel.

17.2                                                                        Successors and Assigns

The provisions of this Indenture shall enure to the benefit of and be binding upon the parties and their successors and assigns.

17.3                                                                        Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

17.4                                                                        Severability

If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

17.5                                                                        Day Not a Business Day

In the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

17.6                                                                        Time of the Essence

Time shall be of the essence in this Indenture.

17.7                                                                        Governing Law

This Indenture and the Trust Certificates shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.  The parties hereby irrevocably submit to the jurisdiction of the Courts of the Province of Alberta.

17.8                                                                        Notices to Trustee and the Corporation

(a)                                  Any notice to the Trustee under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the attention of Computershare Trust Company of Canada at Corporate Trust Department, Suite 710, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8, Attention: Manager, Corporate Trust (Fax (403) 267-6598), or may be given by electronic or telecommunications device, and shall be deemed to have been given on the date of delivery or, if mailed, effective five days after deposit in the Canadian mail.

(b)                                 Any notice to the Corporation under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the Corporation at 1900, 255 — 5th Avenue S.W., Calgary, Alberta, T2P 3G6 Attention: President (Fax: (403) 539-6499) may be given by electronic or telecommunications device, and shall be deemed to have been effectively given on the date of delivery or, if mailed, five days after deposit in the Canadian mail.

(c)                                  The Corporation or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation or the Trustee for all purposes of this Indenture.

(d)                                 If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section, by cable, telegram, electronic, telecommunications device or other means of prepaid, transmitted and recorded communication.

17.9                                                                        Electronic Execution of Documents

Any document required or permitted by this Indenture to be executed by a Unitholder (including a holder of Special Voting Units), including a form of proxy, is satisfied if, in relation to an electronic document, the signature results from the application by a person of a technology or a process that permits the following to be proven:

(a)                                  the signature resulting from the use by a person of the technology or process is unique to the person;

(b)                                 the technology or process is used by a person to incorporate, attach or associate the person’s signature to the electronic document; and

(c)                                  the technology or process can be used to identify the person using the technology or process.

17.10                                                                 Electronic Delivery of Documents

Any document or instrument permitted or required to be delivered to any Unitholder (including a holder of Special Voting Units, may, if permitted under applicable laws, be delivered by electronic means in accordance with the requirements of such applicable laws.

17.11                                                                 References to Agreements

Any reference herein to any agreement, contract or obligation shall refer to such agreement, contract or obligation as the same may be amended from time to time.

ARTICLE 18
REDEMPTION OF TRUST UNITS

18.1                                                                        Right of Redemption

Each Unitholder shall be entitled to require the Trust to redeem at any time or from time to time at the demand of the Unitholder all or any part of the Trust Units registered in the name of the Unitholder at the prices determined and payable in accordance with the conditions hereinafter provided.

18.2                                                                        Exercise of Redemption Right

To exercise a Unitholder’s right to require redemption under this Article 18, a duly completed and properly executed notice requiring the Trust to redeem Trust Units, in a form approved by the Trustee, shall be sent to the Trust at the head office of the Trust, together with the Trust Unit Certificate or Trust Unit Certificates representing the Trust Units to be redeemed.  No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Administrator and is accompanied by any further evidence that the Corporation may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

Upon receipt by the Trust of the notice to redeem Trust Units, the Unitholder shall thereafter cease to have any rights with respect to the Trust Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon.  Trust Units shall be considered to be tendered for redemption on the date that the Trust has, to the satisfaction of the Administrator, received the notice, Trust Unit Certificates and other required documents or evidence as aforesaid.

18.3                                                                        Calculation of Redemption Price Based on Market Price

Upon receipt by the Trust of the notice to redeem Trust Units in accordance with Section 18.2, the holder of the Trust Units tendered for redemption shall be entitled to receive a price per Trust Unit (hereinafter called the “Market Redemption Price”) equal to the lesser of:

(a)                                  95% of the market price of the Trust Units on the principal market on which the Trust Units are quoted for trading during the 10 day trading period immediately prior to the date on which the Trust Units were tendered to the Trust for redemption unless the Trust Units are tendered for redemption before the Trust Units have been quoted for trading for 10 trading days following listing, in which case the 10 day trading period shall commence on the date of such listing; and

(b)                                 95% of the closing market price on the principal market on which the Trust Units are quoted for trading, on the date that the Trust Units were so tendered for redemption.

For the purposes of subsection 18.3(a), the market price shall be an amount equal to the simple average of the closing price of the Trust Units for each of the trading days on which there was a closing price; provided that if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Trust Units traded on a particular day, the market price shall be an amount equal to the simple average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than 5 of the 10 trading days, the market price shall be the simple average of the following prices established for each of the 10 trading days;  the average of the last bid and last ask prices for each day on which there was no trading; the closing price of the Trust Units for each day that there was trading if the exchange or market provides a closing price; and the average of the highest and lowest prices of the Trust Units for each day that there was trading, if the market provides only the highest and lowest prices of Trust Units traded on a particular day.

For the purposes of subsection 18.3(b), the closing market price shall be: an amount equal to the closing price of the Trust Units if there was a trade on the date; an amount equal to the average of the highest and lowest prices of Trust Units if there was trading and the exchange or other market provides only the highest and lowest prices of Trust Units traded on a particular day; and the average of the last bid and last ask prices if there was no trading on the date.

18.4                                                                        Cash Payment of Market Redemption Price

Subject to Section 18.5, the Market Redemption Price, payable in respect of the Trust Units tendered for redemption during any calendar month shall be paid by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of redemption on the last day of the calendar month following the month in which the Trust Units were tendered for redemption.  Payments made by the Trust of the Market Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage pre-paid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentment.  Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed.

18.5                                                                        Limitation Regarding Cash Payment of Market Redemption Price

Section 18.4 shall not be applicable to Trust Units tendered for redemption by a Unitholder if the total amount payable by the Trust pursuant to Section 18.4 in respect of such Trust Units and all other Trust Units tendered for redemption in the same calendar month exceeds $250,000; provided that the Administrator may, in its sole discretion, waive such limitation in respect of any calendar month.  If this limitation is not so waived for such calendar month, the Market Redemption Price payable in respect of the Trust Units tendered for redemption in such calendar month shall be paid on the last day of the calendar month following such month by the Trust distributing Redemption Notes to the Unitholders who exercise the right of redemption having an aggregate principal amount equal to the aggregate Redemption Price. Upon such distribution of Redemption Notes, the Trust shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed, except with respect to any outstanding payments in respect of Trust Units pertaining to distributions payable thereon to such former Unitholder of record on a date which is prior to the date that the Trust Units were tendered to the Trust for redemption.

18.6                                                                        Cancellation of Certificates for all Redeemed Trust Units

All certificates representing Trust Units which are redeemed under this Article 18 shall be cancelled and such Trust Units shall no longer be outstanding and shall not be reissued.

18.7                                                                        Withholdings by the Trustee

The Trustee may deduct or withhold from all payments or other distributions payable to any Unitholder pursuant to this Article 18 all amounts required by law to be so withheld.

IN WITNESS WHEREOF each of the parties has caused these presents to be executed by its proper officers duly authorized on its behalf as of the 5th day of January, 2006.

COMPUTERSHARE TRUST COMPANY OF CANADA

	By:	“Dan Sander”

	By:	“Laura Leong”

“Connie Goodine”	“John A. Brussa”
Witness	JOHN A. BRUSSA

1198329 ALBERTA LTD.

	By:	“J. Paul Charron”

	By:	“Brian D.Evans”

SCHEDULE

To the annexed amended and restated trust indenture dated as of January 5, 2006, and made between

1198329 ALBERTA LTD.
and
COMPUTERSHARE TRUST COMPANY OF CANADA

(Form of Certificate for the Trust
Units in the English Language)

[ORDINARY/SPECIAL] TRUST UNITS

CANETIC RESOURCES TRUST

(a trust created under the laws of the Province of Alberta)

No.

                  Trust Units

THIS CERTIFIES THAT

                                                                                           is the registered holder of                                fully paid [Ordinary/Special] Trust Units issued by CANETIC RESOURCES TRUST (the “Trust”) transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of an amended and restated trust indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Trust Indenture”) dated January 5, 2006 and made between Canetic Resources Inc. and Computershare Trust Company of Canada (the “Trustee”), as amended and restated from time to time, which Trust Indenture is binding upon all holders of Trust Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Trust Indenture.  Terms defined in the Trust Indenture have the same meaning when used herein.

A copy of the Trust Indenture pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

This certificate may only be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the register to be kept at the office of the transfer agent in the City of Calgary and the City of Toronto, as applicable, and at such other place or places, if any, as the Trustee may designate, by the registered holder thereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

The Trust Indenture contains provisions for the holding of meetings of Unitholders and rendering resolutions passed at such meetings binding upon all Unitholders.

It is intended that the Trust comply with the requirements under the Income Tax Act (Canada) (the “Tax Act”) for “unit trusts” and “mutual fund trusts” at all relevant times such that the Trust maintain the status of a unit trust and a mutual fund trust for purposes of the Tax Act.  In this regard, the Trust, by or through the Administrator on the Trust’s behalf, shall, among other things, take all necessary steps to monitor the activities of the Trust and ownership of the Trust Units.  If at any time the Trust, or the Administrator, becomes aware that the activities of the Trust and ownership of the Trust Units by Non-Residents of Canada within the meaning of the Tax Act may threaten the status of the Trust, the Trust, by or through the Administrator on the Trust’s behalf, shall take such action as may be necessary in the opinion of the Administrator to maintain the status of the Trust, including the imposition of restrictions on the issuance or transfer of Trust Units to such Non-Residents, the sale of Trust Units held by such Non-Residents and de-listing the Trust Units from any non-Canadian stock exchange.  The Trust Indenture provides that none of the Trust, the Trustee, the Administrator or the Corporation shall have any liability for amounts received pursuant to sales of Trust Units made pursuant to the Trust Indenture.

The Trust Indenture provides that no Unitholder shall incur or be subject to any liability in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Trust Indenture.

The Trust Indenture provides that Trust Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the transfer agent of the Trust.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers.

DATED	CANETIC RESOURCES TRUST, by Computershare
Trust Company of Canada, as Trustee

By:
Authorized Officer

By:
Authorized Officer

Countersigned and Registered

COMPUTERSHARE TRUST COMPANY OF CANADA, Transfer Agent and Registrar of the Trust

By:
Authorized Officer

2

TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(please print or typewrite name and address of assignee)

                     Trust Units of CANETIC RESOURCES TRUST represented by this certificate and hereby irrevocably constitutes and appoints                                          Attorney to transfer the said Trust Units on the registers of the Trust for the said purpose, with full power of substitution in the premises.

Dated
(SIGNATURE OF TRANSFEROR)

The signature of the registered holder of the within certificate to the foregoing assignment must be guaranteed by a chartered bank, by a trust company or a member firm of the Toronto Stock Exchange, the TSX Venture Exchange, a national securities exchange in the United Sates or the National Association of Securities Dealers, Inc. who are members of the Securities Transfer Association Medallion Program.